Exhibit 10.2

Execution Version

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement is dated as April 13, 2026 (this “Agreement”), among Xcel Brands, Inc, a Delaware corporation whose principal place of business is located at 550 Seventh Avenue, 11th Floor, New York, NY 10018 (the “Company”), Quick Capital, LLC, a Wyoming limited liability company (“Quick Capital”), Clear Markets Capital, LLC (d/b/a IPX Capital, LLC), a Delaware limited liability company (“IPX”) and each other Purchaser identified on a signature page hereto (together with Quick Capital and IPX, including each Purchaser’s successors and assigns, collectively the “Purchasers”, and each a “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchasers, and the Purchasers desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser, severally and not jointly, agrees as set forth below.

ARTICLE I

1.1	The following terms have the meanings indicated in this Section 1.1:

“Account Control Agreement” means the deposit account control agreement among the Company, the Collateral Agent, FEAC and Bank of America, N.A., as amended, amended and restated, supplemented or otherwise modified from time to time.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Change of Control” means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) other than Robert W. D’Loren or a group containing Robert W. D’Loren, of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company, or (ii) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction, or (iii) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, (iv) a replacement at one time or within a three year period of more than one-half of the members of the Company’s board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (v) Robert W. D’Loren shall no longer (a) be employed by the Company as CEO and (b) serve as the Company’s Chairman of the Board, or (vi) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i) through (v) above.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Business Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchaser’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities have been satisfied or waived.

“Collateral” shall have the meaning ascribed to such term in the Security Agreement.

“Collateral Agent” means Smithline Family Trust II, a New York trust, as collateral agent for the holders of the Notes.

“Commission” means the United States Securities and Exchange Commission.

“Common Shares” means the 100,579 shares of Common Stock issued to Purchasers hereunder, as such number of shares shall adjust pursuant to the terms hereof.

“Common Stock” means the common stock of the Company, par value $0.001 per share.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Equity Line of Credit” means the equity line of credit entered into between the Company and White Lion Capital, LLC, pursuant to which the Company may issue and sell Common Stock to White Lion Capital, LLC from time to time subject to the terms thereof as in effect on the date hereof or a replacement “at the market” transaction on substantially the same or better terms in all material respects.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FEAC” means First Eagle Alternative Credit, LLC, a Delaware limited liability company.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“GIII” means, collectively, G-III Leather Fashions, Inc., a New York corporation, and G-III Apparel Canda, ULC, a Canada unlimited liability company.

“Halston” means H Halston IP, LLC, a Delaware limited liability company.

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(y) hereof.

“Independent Manager Agreement” means each Independent Manager Agreement between Carroll Services LLC and a Subsidiary Guarantor, pursuant to which James P Carroll is appointed as the independent manager for such Subsidiary Guarantor, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Intellectual Property” has the meaning set forth in the Security Agreement and includes all Intellectual Property constituting Collateral thereunder.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of the date hereof, by and among the Collateral Agent, FEAC Agent, the Purchasers, IXP Capital, UTG Capital and the Company, as amended, amended and restated, supplemented or otherwise modified from time to time.

“IP Security Agreement” means each Intellectual Property Security Agreement, dated as of the date hereof, by and between the Subsidiary Guarantors and the Collateral Agent, as amended, amended and restated, supplemented or otherwise modified from time to time.

“IPX Capital” means IPX Capital LLC, a New York limited liability company.

“Irrevocable Transfer Agent Instructions” means the irrevocable instructions issued by the Company to the Transfer Agent as to the Notes.

“Liens” means, in respect of any asset, a lien, charge, security interest, encumbrance, pledge or other security agreement or preferential arrangement of any kind and/or the filing of a financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of the foregoing.

“Loan Agreement” meansthe Loan and Security Agreement dated as of December 12, 2024, as amended to the date hereof, by and among the Company, the Subsidiary Guarantors, the lenders from time to time party thereto and FEAC, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Majority Purchasers” means holders of 50% of the then outstanding principal amount of the Notes, so long as such 50% includes Smithline Family Trust II, as lead investor.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Note” means a 12.5% Senior Secured Note due April 13, 2027 issued by the Company to a Purchaser, each of which shall be substantially in the form of Exhibit A hereto, and all of which shall be in aggregate principal amount of up to $3,005,780.35 on the Closing Date.

“OFAC” means the United States Department of the Treasury’s Office of Foreign Assets Control.

“OFAC Regulations” means the regulations promulgated by OFAC, as amended from time to time.

“Organizational Documents” means articles or certificate of incorporation and its by-laws, articles or certificates of formation or organization, limited liability company, or similar governing instruments required by the laws of its jurisdiction of formation or organization of the entity in question.

“Permitted Indebtedness” means (a) Indebtedness evidenced by the Notes, (b) the Indebtedness set forth on Schedule 1.1(a), and any refinancing of such indebtedness so long as the interest rate on the refinancing indebtedness is not greater than the interest rate on the indebtedness being refinanced, the amortizations on the refinancing indebtedness are not greater or sooner than on the indebtedness being refinanced, and the terms of the indebtedness are not worse in any material respect than the indebtedness being refinanced and if such indebtedness being refinanced is unsecured, the refinancing indebtedness is expressly subordinated to the Notes pursuant to a written subordination agreement with the Holder that is acceptable to the Holder in its sole and absolute discretion, (c) lease obligations and purchase money indebtedness of up to $50,000, in the aggregate, incurred in connection with the acquisition of capital assets and lease obligations with respect to newly acquired or leased assets, (d) Indebtedness owed to any Person providing property, casualty, liability, or other insurance to the Company, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the period in which such Indebtedness is incurred and such Indebtedness is outstanding only during such period, (e) Indebtedness incurred in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called “procurement cards” or “P-cards”) or other similar cash management services, in each case, incurred in the ordinary course of business, (g) advances made in connection with purchases of goods or services in the ordinary course of business; and (h) unsecured Indebtedness that is expressly subordinate to the Notes pursuant to a written subordination agreement with the Holder that is acceptable to the Holder in its sole and absolute discretion.

“Permitted Liens” means (a) Liens in favor of the Collateral Agent granted pursuant to any Transaction Document, (b) the Liens set forth on Schedule 1.1(b), (c) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP; (d) Liens imposed by law which were incurred in the ordinary course of the Company’s or any Subsidiary Guarantor’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s or any Subsidiary Guarantor’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company or any Subsidiary Guarantor or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien; (d) deposits and pledges of cash securing (i) obligations incurred in respect of workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations or (iii) obligations on surety or appeal bonds, but only to the extent such deposits or pledges are made or otherwise arise in the ordinary course of business and secure obligations not past due; (e) easements, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that do not (i) secure obligations for the payment of money or (ii) materially impair the value of such property or its use by the Company or any Subsidiary Guarantor in the normal conduct of such Person’s business; (f) Liens securing the title and interest of a lessor or sublessor in and to personal property leased or subleased (other than through a capitalized lease), in each case extending only to such personal property;(g) rights of set-off or bankers’ liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business; (g) encumbrances arising under license agreements entered into in the ordinary course of business with respect to which any Subsidiary Guarantor is the licensor; and (h) Liens incurred in connection with Permitted Indebtedness incurred under clauses (a), (b) and (c) thereunder.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Qualified Offering” means an offering of equity or debt securities for gross proceeds to the Company of not less than $7.5 million.

“Registrable Securities” means, as of any date of determination, all Common Shares issuable to Purchasers hereunder, and any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to file a registration statement pursuant to Section 4.8 with respect thereto for so long as (a) a registration statement with respect to the sale of such Registrable Securities is declared effective by the Commission under the Securities Act and such Registrable Securities have been disposed of by the Purchasers in accordance with an effective registration statement, (b) such Registrable Securities have been previously sold in accordance with Rule 144, or (c) such Registrable Securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the Transfer Agent and the Purchasers (assuming that such securities and any securities issuable upon exercise, or conversion of which such securities were issued or are issuable, were at no time held by any Affiliate of the Company).

“SEC” or “Commission” means the Securities and Exchange Commission.

“Securities” means the Notes and the Common Shares received by the Purchasers hereunder.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Security Agreement, dated as of the date hereof, between the Company, the Subsidiary Guarantors and the Collateral Agent, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Subordination Agreement” means the Subordination and Intercreditor Agreement, dated as of the date hereof, by and among GIII, the Collateral Agent and Halston, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Subscription Amount” means, as to a Purchaser, the purchase price paid by such Purchaser for the Notes issued by the Company to such Purchaser as set forth on such Purchaser’s signature page to this Agreement next to the heading “Subscription Amount”.

“Subsidiary” means any direct or indirect subsidiary or limited liability corporation of the Company as set forth on Schedule 3.1(a).

“Subsidiary Guarantee” means the Guarantee, dated as of the date hereof, of the Subsidiary Guarantors, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Subsidiary Guarantors” means each of JR Licensing, LLC, a Delaware limited liability company, H Licensing, LLC, a Delaware limited liability company, H Halston IP, LLC, a Delaware limited liability company, C Wonder Licensing, LLC, a Delaware limited liability company, Xcel Design Group, LLC, a Delaware limited liability company, Halston Holding Company, LLC, a Delaware limited liability company, and Xcel IP Holdings, LLC, a Delaware limited liability company.

“Trading Day” means a day on which the Trading Market on which the Securities are listed is open for trading.

“Trading Market” means any of the OTCQB, New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Select Market, or the Nasdaq Global Market, or any successors of any of these exchanges on which the Securities are listed.

“Transaction Documents” means this Agreement, the Notes, the Security Agreement, the Common Shares, the Subsidiary Guarantee, the Account Control Agreement, the Intercreditor

Agreement, the Subordination Agreement, the IP Security Agreement , the Irrevocable Transfer Agent Instructions and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Continental Stock Transfer & Trust Company as transfer agent for the Company’s Common Stock.

“UTG Capital” means UTG Capital Inc., a Delaware corporation.

PURCHASE AND SALE

2.1Closing. Subject to the terms and conditions set forth herein, each Purchaser agrees to purchase from the Company and the Company agrees to sell to each Purchaser (i) the aggregate principal amount of Notes, set forth on such Purchaser’s signature page hereto next to the heading “Principal Amount of Notes”, for the applicable Subscription Price, which Subscription Price represents an original issue discount of 13.5% (i.e., the aggregate principal amount of the Note equals the such Subscription Price paid divided by .865), and (ii) a number of shares of Common Stock set forth on such Purchaser’s signature page hereto next to the heading “Common Stock”, which shall be equal to 5% of the Subscription Price paid by such Purchaser divided by the lesser of (i) $1.29 per share and (ii) the price per share of the Common Stock on the Closing Date. The Subscription Price of each Purchaser shall be payable to the Company at the Closing by wire transfer of United States Dollars in immediately available funds upon satisfaction (or waiver by the Purchasers or the Company, as applicable) of the conditions set forth in Section 2.2.

2.2Deliveries.

a)	On the Closing Date, the Company shall deliver to the Purchasers or to each Purchaser, as applicable, the following:
(i)	this Agreement, duly executed by the Company;
(ii)

a duly executed Note made to the order of the applicable Purchaser, with a principal amount equal to the amount such set forth such Purchaser’s signature page hereto next to the heading “Principal Amount of Notes”; such Note shall be an original Note or a copy thereof, certified by Chief Executive Officer, the Executive Vice President or the Secretary of the Company as being a true and correct copy of such Note;

(iii)

evidence of the Company’s instructions to its Transfer Agent instructing the Transfer Agent to make a book-entry record in accordance with the instructions provided by the Transfer Agent, including appropriate restrictive and other legends and evidencing the issuance to each Purchaser of Common Shares in the number set forth on such Purchaser’s signature page hereto opposite “Common Stock” registered in the name of such Purchaser;

(iv)	the Security Agreement, duly executed by the Company and the Subsidiary Guarantors, substantially in the form of Exhibit B hereto;
(v)

the Subsidiary Guarantee, duly executed by the Subsidiary Guarantors, substantially in the form of Exhibit C hereto; such Subsidiary Guarantee shall be an original Subsidiary Guarantee or a copy thereof, certified by Chief Executive Officer, the Executive Vice President or the Secretary of the Company as being a true and correct copy of the Subsidiary Guarantee;

(vi)

certificates of the Executive Vice President and Secretary of the Company, substantially in the form of Exhibit D hereto, certifying (a) copies of the Certificate of Incorporation and bylaws of the Company and the Subsidiary Guarantors, as amended and restated as of the date hereof, (b) all actions taken and consents made by such party and its officers and shareholders, as applicable, to authorize the transactions provided by the Transaction Documents, (c) the names of the officers of such party authorized to sign the Transaction Documents, together with a sample of the true signature of such Person, (d) all conditions set forth in this Section 2.2 have been met by such party, and (e) the Company and the Subsidiary Guarantors do not have knowledge of the occurrence of an Event of Default (as defined in the Note) or an event that with the passage of time would result in an Event of Default;

(vii)	Intentionally Omitted;
(viii)	the Intercreditor Agreement, duly executed by the Company, FEAC Agent, the Purchasers, IXP Capital and UTG Capital and the Collateral Agent, substantially in the Form of Exhibit F hereto;
(ix)	the Subordination Agreement, duly executed by Halston and GIII and the Collateral Agent substantially in the Form of Exhibit G hereto;
(x)	the Intellectual Property Security Agreement, executed by each Subsidiary Guarantor that owns trademarks and the Collateral Agent, substantially in the form of Exhibit H hereto;
(x)	certificates of good standing for the Company and the Subsidiary Guarantors form the appropriate authorities of their respective jurisdictions of incorporation or formation, as applicable;
(xi)	Intentionally Omitted.
(xi)	Lien searches from the state of Delaware in respect of the Company and the Subsidiary Guarantors, which lien searches shall show no liens on the assets of any such company (other than Liens set forth on Schedule 1.1(b) hereof);

(xii)	the legal opinions of Blank Rome LLP and Potter Anderson & Corroon LLP, each satisfactory in form and substance to the Purchasers;
(xiii)	background checks for the principals of the Company shall have been provided to the Purchasers and such searches shall be satisfactory to the Purchasers;
(xiv)	Intentionally Omitted;
(xv)	the IPX Note, executed by the Company; and
(xvi)	the Irrevocable Transfer Agent Instructions, substantially in the form of Exhibit J hereto.
b)	On the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:
(i)	this Agreement duly executed by such Purchaser;
(ii)	such Purchaser’ Subscription Amount by wire transfer of United States Dollars in immediately available funds to the account of the Company;
(iii)	the Security Agreement, duly executed by the Collateral Agent;
(iv)	the Intellectual Property Security Agreement, duly executed by the Collateral Agent;
(v)	the Intercreditor Agreement, duly executed by the Collateral Agent;
(vi)	the Subordination Agreement, duly executed by the Collateral Agent; and
(vii)	the Account Control Agreement, duly executed by the Collateral Agent.
2.3	Closing Conditions.
a)	The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met or waived by the Company in its sole discretion:

(i)	the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Purchasers contained herein;
(ii)	all obligations, covenants and agreements of the Purchasers required to be performed at or prior to the Closing Date shall have been performed in all material respects;
(iii)

no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(iv)

no banking moratorium have been declared either by the United States or New York State authorities, no suspension of trading shall have been declared on the New York Stock Exchange or the Nasdaq Stock Market, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial markets which, in each case, in the reasonable judgment of the Company, makes it impracticable or inadvisable to sell the Securities at the Closing; and

(v)	the delivery by each Purchaser of the items set forth in Section 2.2(b).
b)	The obligations of each Purchaser hereunder in connection with the Closing are subject to the following conditions being met or waived by such Purchaser in its sole discretion:
(i)	the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein;
(ii)	all obligations, covenants and agreements of the Company and the Subsidiary Guarantors required to be performed at or prior to the Closing Date shall have been performed;
(iii)	such Purchaser shall be reasonably satisfied with the results of its due diligence investigation of the Company;
(iv)	no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(v)	the delivery by the Company of the items set forth in Section 2.2(a);
(vi)

since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could be expected to have or result in a Material Adverse Effect with respect to the Company;

(vii)

no banking moratorium have been declared either by the United States or New York State authorities, no suspension of trading shall have been declared on the New York Stock Exchange or the Nasdaq Stock Market, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial markets which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing;

(viii)

the Company shall have no outstanding Indebtedness, other than (A) that in favor of the Purchasers pursuant to the Notes, (B) Indebtedness incurred in the ordinary course of business, and (C) Indebtedness set forth on the Schedule 1.1(a);

(ix)

no other securities of the Company outstanding after the use of proceeds hereof (A) shall be in default or (B) shall reset (or shall have exercised any rights to convert into the Securities) as a result of the issuance of the Securities; and

(x)	no other parties shall have participation rights in this offering.
2.4	Post-Closing Conditions.
(i)

The Company shall deliver to the Collateral Agent, within thirty (30) days (or such later date as the Collateral Agent may agree to in its sole discretion), original certificates evidencing the Company’s limited liability company interests in the Subsidiary Guarantors.

(ii)

The Company shall deliver to the Collateral Agent, within thirty (30) days (or such later date as the Collateral Agent may agree to in its sole discretion), the Account Control Agreement substantially in the form delivered to the Collateral Agent on April 9, 2026, duly executed by the Company, FEAC and Bank of America, N.A., and evidence of the termination of any existing account control agreements.

(iii)	The Company shall deliver to the Collateral Agent, within sixty (60) days (or such later date as the Collateral Agent may agree to in its sole discretion), evidence reasonably satisfactory to the Collateral Agent that lien #LT-301039-25/NY filed against Xcel Brands, Inc. has been cleared or terminated.

REPRESENTATIONS AND WARRANTIES

3.1Representations and Warranties of the Company. Except as set forth in the Schedules to this Agreement, which shall be deemed a part hereof and shall qualify any representation and warranty otherwise made herein, the Company hereby makes as of the Closing Date the representations and warranties set forth below to each Purchaser.

a)Subsidiaries. All of the direct and indirect subsidiaries and limited liability corporations of the Company are set forth in Schedule (a) hereto. Other than the Subsidiary Guarantors no other subsidiary or limited liability corporation has any assets, including intellectual property. The Subsidiary Guarantors are not liable for any outstanding Indebtedness other than other Indebtedness listed on Schedule 1.1 (a) hereto and Indebtedness under the Subsidiary Guarantees. Except as set forth on Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock or other equity of each Subsidiary Guarantor free and clear of any Liens and all the issued and outstanding shares of capital stock of or interests in each Subsidiary Guarantor are validly issued and are fully paid, and free of preemptive and similar rights to subscribe for or purchase securities of such Subsidiary Guarantor.

b)Organization and Qualification. Each of the Company and each Subsidiary Guarantor is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary Guarantor is in violation or default in any material respect of any of the provisions of its Organizational Documents. Each of the Company and each Subsidiary Guarantor is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Documents, (ii) a material adverse effect on the results of operations, assets, business, or financial condition of the Company and the Subsidiary Guarantors, taken as a whole, or (iii) a material adverse effect on ability of the Company and the Subsidiary Guarantors, taken as a whole, to perform in any material respect on a timely basis the obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

c)Authorization; Enforcement. The Company and each Subsidiary Guarantor has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its respective obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and each Subsidiary Guarantor and the consummation by it of the transactions contemplated thereby have been duly authorized by all action on the part of the Company and each Subsidiary Guarantor and no further action is required by the Company and each Subsidiary Guarantor in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and each Subsidiary Guarantor and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company and each Subsidiary Guarantor enforceable against the Company and each Subsidiary Guarantor in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

d)No Conflicts. Except as set forth in Schedule 3.1(d), the execution, delivery and performance of the Transaction Documents by the Company and each Subsidiary Guarantor and the consummation by the Company and each Subsidiary Guarantor of the transactions contemplated thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary Guarantor’s Organizational Documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company or any Subsidiary Guarantor, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing Indebtedness of the Company or any Subsidiary Guarantor) or other understanding to which the Company or any Subsidiary Guarantor is a party or by which any property or asset of the Company or any Subsidiary Guarantor is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any Subsidiary Guarantor is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or any Subsidiary Guarantor is bound or affected; except in the case of each of clauses (ii) and (iii) to the Company’s knowledge, such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

e)Filings, Consents and Approvals. Except as set forth in Schedule 3.1(e), neither the Company nor any Subsidiary Guarantor is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company or such Subsidiaries of the Transaction Documents, other than (i) filing of financing statements with the Secretary of State of the appropriate jurisdictions in order to perfect security interest granted to the Collateral Agent pursuant to the Transaction Documents, (ii) the filing of Form D with the Commission, (iii) such filings as are required to be made under applicable federal and state securities laws and the rules and regulations of Nasdaq Stock Market, Inc. and (iv) the consent of its authorizing governing bodies with respect to the execution, delivery and performance of the Transaction Documents. All such filings and approvals shall have been obtained at or prior to or will be made within ten (10) Business Days of the Closing Date, other than with respect to a registration statement pursuant to Section 4.8 hereof.

f)Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and free and clear of all Liens other than Liens under Schedule 1.1 (b) and restrictions on transfer provided for in the Transaction Documents. When issued such Common Shares shall be duly issued, fully paid, nonassessable and free of preemptive rights.

g)Capitalization. The capitalization of the Company and each Subsidiary Guarantor is as set forth on Schedule 3.1(g). The Company and the Subsidiary Guarantors have no indebtedness for money borrowed other than Permitted Indebtedness. The Subsidiary Guarantors are not liable for any outstanding indebtedness other than indebtedness listed on Schedule 1.1 (a) hereto and indebtedness under the Subsidiary Guarantees and other Permitted Indebtedness. Except as set forth on Schedule 3.1(g), the Company has not issued any capital stock since January 1, 2026. No Person, other than the Purchasers, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth on Schedule 3.1(g), as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock of the Company or any Subsidiary Guarantor, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary Guarantors is or may become bound to issue additional shares of Common Stock, of the Company or any Subsidiary Guarantor or securities or rights convertible or exchangeable into shares of Common Stock of the Company or any Subsidiary Guarantor. The issuance and sale of the Securities will not obligate the Company or any Subsidiary Guarantor to issue shares of Common Stock of the Company or any Subsidiary or other securities to any Person (other than the Purchasers) and will not result in a right of the Company’s or any Subsidiary Guarantor’s securities to adjust the exercise, conversion, exchange or reset price under such securities. All of the outstanding shares of capital stock in the Company and the Subsidiary Guarantors are validly issued, fully paid and nonassessable, have been issued in material compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors of the Company, any Subsidiary Guarantor or any other Person is required for the issuance and sale of the Securities. There are no stockholders’ agreements, voting agreements or other similar agreements with respect to Company’s or any Subsidiary Guarantor’s capital stock to which the Company or any Subsidiary Guarantor is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

h)Financial Statements. The Company has voluntarily filed all reports, schedules, forms, registration statements and other documents required to be filed by the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) of the Exchange Act for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such documents) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective dates (or the respective dates of any amendments to an SEC Report in the case of an SEC Report that was amended), the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports (as amended), when filed (or amended, if applicable), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as disclosed on Schedule 3.1(h), the financial statements of Company (the “Financial Statements”) included in the SEC Reports comply in all material respects with the applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or at the time of any amendments to an SEC Report in the case of an SEC Report that was amended). The Financial Statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in the Financial Statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end adjustments.

i)Material Changes. Since December 31, 2025 except as disclosed in SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) except as set forth on Schedule 3.1(i), each of the Company and its Subsidiaries has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s consolidated financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii)  the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v)

the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing stock option plans.

j)Litigation. Other than as set forth in Schedule 3.1(j), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary Guarantor, or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary Guarantor, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any Subsidiary Guarantor or any current or former director or officer of the Company or any Subsidiary Guarantor.

k)Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or any Subsidiary Guarantor which could reasonably be expected to result in a Material Adverse Effect.

l)Compliance, Material Contracts. Except as disclosed in the SEC Reports or as set forth on Schedule 3.1(l), neither the Company nor any Subsidiary Guarantor (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary Guarantor under), nor has the Company or any Subsidiary Guarantor received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement, services, marketing or processing agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body to which it is subject, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business except in each case as could not have a Material Adverse Effect. Except as set forth on Schedule 3.1(l), each Material Contract is in full force and effect and is enforceable against the Company or a Subsidiary Guarantor party thereto in accordance with its terms, and no material defaults enforceable against the Company or any Subsidiary Guarantor exist thereunder. Neither the Company nor any Subsidiary has received notice from any party to any Material Contract stating that it intends to terminate or amend such contract. “Material Contract” means any contract or agreement to which the Company or a Subsidiary Guarantor is a party or is otherwise bound, the termination of which could reasonably be expected to result in a Material Adverse Effect.

m)Regulatory Permits and Licenses. The Company and the Subsidiary Guarantors possess all certificates, authorizations, memberships, sponsorships and permits issued by the appropriate federal, state, local or foreign regulatory authorities or other Person necessary to conduct their respective businesses and are in good standing under all such certificates, authorizations, memberships, sponsorship and permits, except where the failure to possess such certificates, authorizations, memberships, sponsorships or permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary Guarantor has received any notice of proceedings relating to the revocation or modification of any Material Permit.

n)Title to Assets. The Company and each Subsidiary Guarantor have good and marketable title to all personal property owned by them that is material to the business of the Company and such Subsidiary Guarantor, in each case free and clear of all Liens, except (i) Permitted Liens, (ii)Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and each Subsidiary Guarantor and (iii) Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company or any Subsidiary Guarantor are held by them under valid, subsisting and enforceable leases of which the Company and such Subsidiary Guarantor, as applicable, is in compliance.

o)Intellectual Property. The Company and each Subsidiary Guarantor own, or have valid and enforceable rights to use, all Intellectual Property necessary for the conduct of their respective businesses as currently conducted. Schedule 3.1(o) sets forth certain Intellectual Property and related information, including registrations, applications and any liens or encumbrances affecting such Intellectual Property, for disclosure purposes only and shall not be construed to limit the scope of the Intellectual Property owned or used by the Company or any Subsidiary Guarantor. Each Subsidiary Guarantor is the sole legal and beneficial owner, or has valid and enforceable rights to use, all Intellectual Property used in its business. All Intellectual Property included in the Collateral is free and clear of all Liens other than Permitted Liens and those Liens disclosed on Schedule 3.1(o). No security interest, lien or encumbrance of any third party remains of record against any such Intellectual Property other than those disclosed on Schedule 3.1(o) and those subject to the Intercreditor Agreement. The information set forth in Schedule 3.1(o) with respect to Intellectual Property, including any liens, encumbrances or security interests affecting such Intellectual Property, is true, complete and accurate in all material respects as of the date hereof, and no security interest, lien or encumbrance exists against any Intellectual Property included in the Collateral that has not been disclosed therein. Except as disclosed on Schedule 3.1(o), no Loan Party is party to any agreement or subject to any restriction that would prohibit or materially impair the grant, perfection or enforcement of the security interest in the Intellectual Property contemplated by the Transaction Documents. To the knowledge of the Company, no such restriction exists with respect to any material Intellectual Property that has not been disclosed. All security interests or liens previously granted by any predecessor-in-interest or prior owner of any Intellectual Property included in the Collateral have been released or discharged of record, except as disclosed on Schedule 3.1(o), and no such prior interests remain outstanding. No Loan Party has received written notice of any pending or threatened application, opposition, cancellation proceeding or other action by any third party that would materially impair the validity, enforceability or scope of any material Intellectual Property included in the Collateral, except as disclosed on Schedule 3.1(o).

p)Insurance. The Company and the Subsidiary Guarantors are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiary Guarantors are engaged. To the best of the Company’s knowledge, such insurance contracts and policies are accurate and complete in all material respects. Neither the Company nor any Subsidiary Guarantor has any

reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

q)Transactions With Affiliates and Employees. Except as disclosed in the SEC Reports or as set forth on Schedule 3.1(q), none of the officers or directors of the Company or any Subsidiary Guarantor and, to the knowledge of the Company or any Subsidiary Guarantor, none of the employees of the Company or any Subsidiary Guarantor is presently a party to any transaction with the Company or any Subsidiary Guarantor (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company or any Subsidiary Guarantor, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $10,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company or any Subsidiary Guarantor and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company or any Subsidiary Guarantor.

r)Certain Fees. Except as set forth on Schedule 3.1(r), no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

s)Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby.

t)Investment Company. Neither the Company nor any Subsidiary Guarantor is, and immediately after receipt of payment for the Securities, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company and the Subsidiary Guarantors shall conduct their respective businesses in a manner so that it will not become subject to the Investment Company Act.

u)Registration Rights. Except as contemplated by the transactions hereunder, in the SEC Reports or as set forth on Schedule 3.1(u), no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

v)Conduct of Business. The Company shall, and shall cause the Subsidiary Guarantors to (a) conduct their respective businesses and affairs substantially as now conducted or as otherwise permitted hereunder and in accordance in all material respects with the provisions of its Organizational Documents, including any separateness provisions contained therein, and (b) at all times maintain, preserve and protect all of the Collateral and each of the Company’s and the Subsidiary Guarantors’ other property, used or useful in the conduct of its business and keep the same in good repair, working order and condition and make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices.

w)Disclosure. All disclosure provided to each Purchaser regarding the Company and the Subsidiary Guarantors, their respective businesses and the transactions contemplated hereby, including the Schedules attached to this Agreement, furnished by or on behalf of the Company and the Subsidiary Guarantors with respect to the representations and warranties made herein are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that each Purchaser makes no, nor has made any, representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

x)No Integrated Offering. Assuming the accuracy of each Purchaser’s representations and warranties set forth in Section 3.2, neither the Company nor any of its Subsidiaries, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company or its Subsidiaries for purposes of the Securities Act or any applicable shareholder approval provisions.

y)Solvency. For purposes of this representation, the term the “Company” shall include all of its Subsidiaries. Based on the financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder and the application of the proceeds thereof, (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted, including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of such cash and such proceeds, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Schedule 1.1(g) sets forth all outstanding secured and unsecured Indebtedness of the Company and any Subsidiary Guarantor or for which the Company or such Subsidiary Guarantor has commitments. For the purposes of this Agreement, “Indebtedness” means (a) any liabilities for borrowed money in excess of $10,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in such party’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $10,000 due under leases required to be capitalized in accordance with GAAP. The Company is not in default with respect to any Indebtedness.

z)Environmental Matters. Except as set forth in Schedule 3.1(z), the Company and each Subsidiary Guarantor (a) is in compliance with any and all Environmental Laws (as herein defined), (b) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its respective businesses and (c) is in compliance with all terms and conditions of any such permit, license or approval, in each case except to the extent such noncompliance or non-receipt would not reasonably be expected to result in a Material Adverse Effect. The term “Environmental Laws” means all applicable federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

aa)Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary Guarantor has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon (except for those contested in good faith), and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary Guarantor.

bb)No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchasers.

cc)Foreign Corrupt Practices; Patriot Act, etc. For purposes of this representation, the term the “Company” shall include all of its Subsidiaries. Neither The Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

The Company is in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the USA Patriot Act (Title III of Pub. L. 107-

56, signed into law October 26, 2001) (the “Act”). No part of the proceeds of the Securities will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended. The Company is not a Person named on a list published by OFAC or a Person with whom dealings are prohibited under any OFAC Regulations.

dd)Seniority. As of the Closing Date, except as set forth on Schedule 3.1(dd) no Indebtedness equity or other security of the Company or the Subsidiary Guarantors is senior to, or pari passu with, the Notes in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise).

ee)No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the accountants and lawyers formerly or presently employed by the Company and, except as set forth on Schedule 3.1(ee), the Company is current with respect to any fees owed to its accountants and lawyers. By making this representation, the Company does not waive, in any manner, the attorney/client privilege or the confidentiality of the communications between the Company and its accountants and lawyers. The Company’s accountants are set forth on Schedule 3.1(ee). To the knowledge of the Company, such accountants, who have expressed their opinion with respect to the financial statements for the year ended December 31, 2024, are a registered public accounting firm as required by the Securities Act.

ff)Rule 506(d) Bad Actor Disqualification Representations and Covenants.

(i)

No Disqualification Events. Neither the Company, any Subsidiary Guarantor, nor any manager, executive officer or other officer of the Company or such Subsidiary Guarantor participating in the offering, any beneficial owner (as that term is defined in Rule 13d-3 under the Exchange Act) of 20% or more of the Company’s or such Subsidiaries’ outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company or such Subsidiary Guarantor in any capacity as of the date of this Agreement and on the Closing Date (each, a “Company Covered Person” and, together, “Company Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company and the Subsidiary Guarantors have exercised reasonable care to determine (i) the identity of each person that is a Company Covered Person; and (ii) whether any Company Covered Person is subject to a Disqualification Event. The

Company and its Subsidiaries will comply with its disclosure obligations under Rule 506(e).

(ii)

Other Covered Persons. None of the Company or the Subsidiary Guarantors are aware of any Person (other than any Company Covered Person) that has been or will be paid (directly or indirectly) remuneration in connection with the Securities that is subject to a Disqualification Event (each an “Other Covered Person”).

(iii)

Reasonable Notification Procedures. With respect to each Company Covered Person, the Company and the Subsidiary Guarantors have established procedures reasonably designed to ensure that they receive notice from each such Company Covered Person of (i) any Disqualification Event relating to that Company Covered Person, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to that Company Covered Person; in each case occurring up to and including the Closing Date.

(iv)

Notice of Disqualification Events. The Company will notify each Purchaser immediately in writing upon becoming aware of (i) any Disqualification Event relating to any Company Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Company Covered Person and/or Other Covered Person.

gg)Variable Rate Securities. Except as set forth in Schedule 3.1(gg), neither the Company nor any Subsidiary Guarantor has directly and/or indirectly entered into, nor has any agreement, intention and/or obligation to enter into any Variable Rate Transaction, other than the Equity Line of Credit.

hh)Sarbanes-Oxley; Internal Accounting Controls. Except as disclosed in the SEC Reports, the Company and the Subsidiary Guarantors are in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. The Company and the Subsidiary Guarantors maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiary Guarantors have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiary Guarantors and designed such disclosure controls and procedures to ensure that material information relating to the Company, including the Subsidiary Guarantors, is made known to the certifying officers by others within those entities, particularly during the period in which the Company's most recently filed periodic report under the Exchange Act, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of the date prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's (or any Subsidiary Guarantor’s) internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company's (or any Subsidiary Guarantor’s) knowledge, in other factors that could significantly affect the Company's (or any Subsidiary Guarantor’s) internal controls. The Company and the Subsidiary Guarantors have knowledge (upon receipt of the proceeds of this transaction) that the Company’s independent public accountants have issued an audit letter containing a “going concern” opinion in connection with the Company’s annual report on Form 10-K pursuant to Section 13 or 15(d) under the Exchange Act for the fiscal year ended December 31, 2024.

ii)

Schedules. References in this Section 3.1 to a Schedule attached to this Agreement shall qualify all applicable representations or warranties to which the subject matter of such Schedule relates or may relate, regardless of whether such Schedule is referenced directly in a corresponding representation or warranty or contained in different section of this Agreement.

3.2Representations and Warranties of each Purchaser. Each Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

a)Organization; Authority. Such Purchaser is an entity duly organized under the laws of the jurisdiction of its organization with full right, corporate, limited liability company or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

b)Purchaser Representation. Such Purchaser understands that each of the Securities is a “restricted security” and has not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable securities laws and has no arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Securities for any period of time. Such Purchaser had an opportunity to review copies of the SEC Reports and has had access to all publicly available information with respect to the Company.

c)Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of such Purchaser, any of its predecessors, any affiliated issuer, any director, executive officer, managing member, general partner, other officer of such Purchaser participating in the offering hereunder, any beneficial owner of 20% or more of such Purchaser’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, a “Purchaser Covered Person”) is subject to any “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Purchaser Covered Person is subject to a Disqualification Event.

d)Experience of the Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

e)General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

f)The execution and delivery of this Agreement by such Purchaser and the observance and performance of the terms and provisions of this Agreement on the part of such Purchaser to be observed and performed will not constitute a violation of applicable law or any provision of any contract or other instrument to which such Purchaser is a party or by which it is bound, or any order, writ, injunction, decree statute, rule or regulation applicable to it.

g)No insolvency proceedings of any character, including without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, designating such Purchaser as the bankrupt or the insolvent, are pending or, to the knowledge of such Purchaser, threatened and such Purchaser has not made an assignment for the benefit of creditors, nor has Purchaser taken any action with a view to, or which would constitute the basis for, the institution of any such insolvency proceedings.

h)Such Purchaser has no liability or obligation to pay fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

The Company and its Subsidiaries acknowledge and agree that the Purchasers do not make or have not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

OTHER AGREEMENTS OF THE PARTIES

4.1Securities Laws Disclosure; Publicity. The Company shall (a) by 9:00 a.m. (New York City time) on the Trading Day immediately following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act. From and after the issuance of such press release, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of the Subsidiary Guarantors, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of the Subsidiary Guarantors or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and any of the Purchasers or any of their Affiliates on the other hand, shall terminate. The Company and each Purchaser shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal or state securities law and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide such Purchaser with notice of such disclosure permitted under subclause (i) or (ii).

4.2[Intentionally Omitted]

4.3Use of Proceeds. The Company shall use the Subscription Price received from the Purchasers from the sale of the Securities and $500,000 held in a blocked account (a) to prepay a portion of the principal and interest on Term Loan A to reduce the principal amount thereof and accrued interest to not more than $500,000 to be held by IPX Capital (b) to pay to FEAC an amendment fee of $50,000, (c) to pay fees and expenses incurred in connection with the issuance of the Securities and the amendment of the Loan Agreement and (d) for general working capital purposes. The Company may not use any portion of the Subscription Price received from the Purchasers to lend money, give credit or make advances to any officers, directors, current or former employees or Affiliates of the Company.

4.4Indemnification of Purchaser. Subject to the provisions of this Section 4.4, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees of such Person (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any Purchaser Party may suffer or incur as a result of, arising from, or relating to (a) any breach of any of the representations, warranties, covenants (which remain uncured after any applicable cure period) or agreements made by the Company and the Subsidiary Guarantors in this Agreement or in the other Transaction Documents, or (b) any action instituted against a Purchaser, or any of them or their respective Affiliates, by any stockholder of the Company or the Subsidiary Guarantors or who is not an Affiliate of such Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (in each case unless such action is based upon a breach of a Purchaser’s representation, warranties or covenants (which remain uncured after any applicable cure period) made by a Purchaser in this Agreement or in the other Transaction Documents or any agreements or understandings any Purchaser may have with any such stockholder or any violations by such Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence or willful misconduct). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, the Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party. The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by any Purchaser in this Agreement or in the other Transaction Documents.

4.5 Subsequent Equity Sales. Except as set forth on Schedule 3.1(gg), in addition to the limitations set forth herein, from the date hereof until such time as no Purchaser holds any of the Securities, the Company shall be prohibited from effecting or entering into an agreement to effect any Subsequent Financing involving a “Variable Rate Transaction” (as defined below), other than the Equity Line of Credit. The term “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (other than standard anti-dilution provisions) or (ii) enters into any agreements, including but not limited to an equity line of credit, whereby the Company may sell securities at a future determined price tied to the market price of the Common Stock. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages. The foregoing shall not be deemed to prevent the Company from entering into the Equity Line of Credit.

4.6Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale of the Securities to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

4.7After acquired Subsidiaries. The Company shall cause each Subsidiary of the Company acquired after the date hereof to become a party to the Subsidiary Guarantee, the Security Agreement and the IP Security Agreement not later than ten (10) Business Days after the date of such acquisition, with the same rights and obligations as the Guarantors to the same extent as if it were an original signatory thereto and such party shall be deemed to have made the representations, warranties and covenants set forth therein as of the date of such execution and delivery thereof, and all references therein to the “Guarantors” shall be deemed to include each additional Guarantor.

4.8Piggyback Registration Rights. At any time while there are any Registrable Securities outstanding:

a)if the Company determines to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) pursuant to the Registration Statement on Form S-1 (No. 333-293200), (ii) a registration statement relating solely to employee benefit plans on Form S-8 (or any successor form), (iii) a registration statement relating solely to a Commission Rule 145 transaction on Form S-4 (or any successor form) or

(iv)a registration statement filed prior to the date of this Agreement, the Company will:

(i)	promptly give to the Purchaser written notice thereof, and
(ii)

include in such registration statement (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 5 Business Days after delivery of such written notice from the Company.

b)If the registration statement of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Purchasers as a part of the written notice described above.

(i)

If the managing underwriter determines in good faith that marketing factors (including pricing) require a limitation of the number of shares to be underwritten, or in the case of a qualified offering which is an initial public offering of the Company’s common stock, the underwriter may exclude some or all of the Registrable Securities from such registration and underwriting so long as it is not including the securities other those of the Company . The Company shall so advise the Purchasers, and the number of Registrable Securities to be included in such registration shall be allocated as follows: first, for the account of the Company, all shares proposed to be sold by the Company; second, for the account of the Purchasers and any other unaffiliated investor that has been granted registration rights with respect to shares on the terms and conditions of any agreement pertaining to such registration rights prior to the Closing Date, pro-rata; and third, any affiliated investor of that has been granted registration rights with respect to shares on the terms and conditions of any agreement pertaining to such registration rights on or after the Closing Date.

(ii)

If the Purchasers disapprove of the terms of any such underwriting, the Purchasers may elect to withdraw by written notice to the Company and the managing underwriter. Any shares excluded or withdrawn from such underwriting shall be withdrawn from such registration statement.

(iii)

The Company shall have the right to terminate or withdraw any registration initiated by it prior to the effectiveness of such registration, whether or not the Investor has elected to include any or all of the Shares in such registration.

(iv)	All expenses incurred in connection with any registration, filing, qualification, legal and other third party retained by the Company, or compliance pursuant to this Section 4.8 shall be borne by the

Company, other than fees and expenses of counsel or experts retained by any Purchaser and underwriting discounts and commissions, brokerage fees and other selling expenses in connection with the sale of any securities by any Purchaser.

(v)

In the event the Company fails to comply with such registration rights, it shall pay to the Purchasers as liquidated damages 1½% of the amount of the common stock to be registered each month until such common stock is so registered.

4.9Certain Insurance. For so long as the Notes are outstanding, the Company shall retain directors’ and officers’ insurance in amounts and on terms consistent with such insurance maintained by the Company on the Closing Date.

4.10Independent Manager Agreements. The Company will cause each Subsidiary Guarantor to perform in all material respects all of its obligations under the Independent Manager Agreement to which it is a party and to promptly pay any amounts owing to the Manager (as defined in such Independent Manager Agreement) pursuant to the terms thereof.

4.11Continued Due Diligence/Field Audits. At all times following the occurrence of an Event of Default and up to one time during each calendar year, absent the occurrence of an Event of Default, at a time during normal business hours mutually agreeable to the Collateral Agent and the Company, the Collateral Agent shall have the right to (a) have access to, visit, inspect, review, evaluate and make physical verification and appraisals of the Company’s and each Subsidiary Guarantor’s properties, (b) inspect, examine and copy (or take originals if necessary) and make extracts from the Company’s and each Subsidiary Guarantor’s books and records, and (c) discuss with the Company’s and each Subsidiary Guarantor’s principal officers, and independent accountants, the Company’s and each Subsidiary Guarantor’s business, assets, liabilities, financial condition, results of operations and business prospects. In that regard, in order to cover the Collateral Agent’s expenses of such visits, inspections, reviews, evaluations, verifications, appraisals and examinations, the Company shall pay to the Collateral Agent, within 5 Business Days after receipt of an invoice therefor from the Collateral Agent, a fee of up to $5,000, provided that after the occurrence of an Event of Default the amount of such fee shall not be limited.

4.12Intellectual Property Appraisal. The Collateral Agent shall have the right, at the cost and expense of the Company, to require the appraisal of the intellectual property owned by the Company and the Subsidiary Guarantors, in form and scope acceptable to the Collateral Agent if an Event of Default exists. The Company and the Subsidiary Guarantors shall cause the appraisal of the Intellectual Property to be completed within sixty (60) days of the written request therefore which date may be extended by the Collateral Agent.

4.13Lines of Business. The Company shall, and shall cause the Subsidiary Guarantors to, maintain their current lines of business and corporate existence including holding director and shareholder meetings and entering into those agreements and arrangements incidental thereto and incurring and paying fees, costs and expenses relating thereto and owning, holding, and licensing of their respective intellectual property.

4.14Shareholder Approval. The Company’s management and other insiders will provide voting agreements permitting Purchasers’ conversions of the Note on an Event of Default into shares of Company common stock to exceed 19.99% of the Company’s Common Stock, and shall receive shareholder approval for such no later than the earlier of (i) 6 months from the Closing Date and (ii) 15 days of an Event of Default under the Notes.

MISCELLANEOUS

5.1Termination. This Agreement may be terminated by the Purchasers or the Company by written notice to the to the Company or the Purchasers, if the Closing has not been consummated on or before April 13, 2026; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

5.2Fees. The Company has agreed to reimburse the Purchasers (i) $25,000 for documentation and legal fees for the Purchasers’ counsel (which may be in-house counsel), of which $10,000 has been advanced prior to the commencement of legal documentation (and shall be nonrefundable) and the balance shall be deducted from the Subscription Amount payable at Closing and (ii) in addition to the amount set forth in (i), the documented legal fees and expense of any third-party counsel retained by Purchasers as invoiced to secure any of the assets (including the intellectual property) pledged by the Company and the Subsidiary Guarantors and to maintain the protection of such assets in the case of a bankruptcy of the Company , and (ii) all the reasonable costs and expenses incurred in connection with background checks (to the extent not provided to the Purchasers by the Company or its counsel), lien searches (to the extent no provided to the Purchasers by the Company or its counsel), UCC filings and any required intellectual property filings (to the extent not filed by the Company or its counsel).

5.3Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been incorporated into such documents, exhibits and schedules.

5.4Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email or facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via email or facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of amendments, by the Company, and the Majority Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.7Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder. Each Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to such “Purchaser” and such Person makes the representations and warranties set forth in Section 3.2.

5.8No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.4.

5.9Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of Delaware. The parties agree that there is a substantial relationship between the State of Delaware and this transaction, as the Company and the Subsidiary Guarantors are organized under the laws of Delaware. The parties further agree that the application of Delaware law is a material inducement for the Purchasers to enter into this Agreement. To the fullest extent permitted by law, the Company and each Subsidiary Guarantor hereby waive any defense to the enforcement of the Transaction Documents based upon the public policy of any other jurisdiction, including but not limited to the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of such state and federal courts, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. . Each party acknowledges that its New York presence or residence shall not be a basis for asserting that a Delaware court is an improper or inconvenient venue. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive all rights to a trial by jury. If the Purchaser shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then it shall be reimbursed by the Company for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10Survival. The representations and warranties contained herein shall survive for a period of 12 months following the Closing, the delivery of the Securities and the conversion or payment of the Securities.

5.11Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page or data file were an original thereof.

5.12Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.13Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document with respect to which the Company or a Subsidiary Guarantor has an obligation under such Transaction Document, if the Company or such Subsidiary Guarantor does not timely perform such obligations as and when required by the terms of such Transaction Document, then such Purchaser may rescind or withdraw, in its sole discretion upon written notice to the Company, such right, election, demand or option, in whole or in part, without prejudice to its future rights under the Transaction Documents.

5.14Replacement of Securities. If any certificate or instrument evidencing the Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such mutilation, loss, theft or destruction and customary and reasonable indemnity from the applicable Purchaser. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable costs and expenses incurred by the Company in connection with the foregoing.

5.15Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16Payment Set Aside. To the extent that the Company or any Subsidiary Guarantor makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, such Subsidiary Guarantor, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17Usury.

The Company hereby agrees not to and to cause the Subsidiary Guarantors not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document. The Company, the Subsidiary Guarantors and the Purchasers agree that the interest rate on the Securities does not exceed 25% and that the purchase by Purchasers of the Securities are all made under a single agreement and such investments shall be aggregated. In the event that that the Company insists on or causes any Subsidiary Guarantor to insist on or pleads or in any manner whatsoever claims or is compelled to take the benefit or advantage of the usury laws in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document, in addition to any other charges, fees and expenses due and owing under the Transaction Documents, the amount owing under the Note will increase by 25% interest/annum. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company and the Subsidiary Guarantors under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company and the Subsidiary Guarantors may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company or any Subsidiary Guarantor to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of such Purchaser’s Note or be refunded to the Company or such Subsidiary Guarantor, the manner of handling such excess to be at such Purchaser’s election.

5.18Liquidated Damages. The Company’s and each Subsidiary Guarantor’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and the Subsidiary Guarantors and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.18Customer Identification - USA Patriot Act Notice; OFAC and Bank Secrecy Act. Each Purchaser hereby notifies the Company that pursuant to the requirements of the Act and such Purchaser’s policies and practices, such Purchaser is required to obtain, verify and record certain information and documentation that identifies the Company and the Subsidiary Guarantors, which information includes the name and addresses of the Company and such other information that will allow such Purchaser to identify the Company and the Subsidiary Guarantors in accordance with the Act. In addition, the Company and the Subsidiary Guarantors shall (a) not use or permit the use of the proceeds of the Securities to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (b) comply, and cause any of its Subsidiaries to comply, with all applicable Bank Secrecy Act (“BSA”) laws and regulations, as amended.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

XCEL BRANDS, INC.

By:	/s/ Robert W. D’Loren
Name:	Robert W. D’Loren
Title:	Chairman and Chief Executive Officer

Address for Notice:

550 Seventh Avenue, 11th Floor

New York, NY 10018

Email: rdloren@xcelbrands.com

With a copy to (which shall not constitute notice):

Blank Rome LLP

1271 Avenue of the Americas

New York, NY 10020

Attention: Scott R. Smith and Brad Shiffman

Telephone: 212-885-5303, 212-885-5442

Email:scott.smith@blankrome.com,

brad.shiffman@blankrome.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[Signature Page to Securities Purchase Agreement]

[PURCHASER SIGNATURE PAGES TO COMPANY, SECURITIES PURCHASE
AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investing Entity: Smithline Family Trust II

Signature of Authorized Signatory of Investing Entity: /s/ William Smithline

Name of Authorized Signatory: William Smithline

Title of Authorized Signatory: Trustee

Email Address of Authorized Entity: ws@centrecourtam.com

Address for Notice of Investing Entity:

4 Puritan Rd.

Rye, NY. 10580

Address for Delivery of Securities for Investing Entity (if not same as above):

4 Puritan Rd.

Rye, NY. 10580

Subscription Amount: $1,900,000

Principal Amount of Note: $2,196,532

Common Shares: 73,643

[PURCHASER SIGNATURE PAGES TO COMPANY, SECURITIES PURCHASE
AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investing Entity: Clear Markets Capital, LLC

Signature of Authorized Signatory of Investing Entity: /s/ Robert D’Loren

Name of Authorized Signatory: Robert D’Loren

Title of Authorized Signatory: President

Email Address of Authorized Entity: rdloren@xcelbrands.com

Address for Notice of Investing Entity:

Clear Markets Capital, LLC

c/o Sheftick and Associates CPA, PLLC 7 Dawson Street

Huntington Station, NY 11746 Attn: Bryant Sheftick

Address for Delivery of Securities for Investing Entity (if not same as above):

Subscription Amount: $50,000

Principal Amount of Note: $57,803

Common Shares: 1,742

[PURCHASER SIGNATURE PAGES TO COMPANY, SECURITIES PURCHASE

AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investing Entity: Quick Capital, LLC

Signature of Authorized Signatory of Investing Entity:/s/ Eilon D. Natan

Name of Authorized Signatory: Eilon D. Natan

Title of Authorized Signatory: Managing Member

Email Address of Authorized Entity: quick.cap.llc@gmail.com

Address for Notice of Investing Entity: 66 West Flagler Street Suite 900 - #2292 Miami FL 33130

Address for Delivery of Securities for Investing Entity (if not same as above):

Subscription Amount: $ 650,000.00

Principal Amount of Note: $ 751,445.08

Common Shares: 25,194 Shares

Initial Share Reserve: 1,290,034 Shares

[Signature Page to Securities Purchase Agreement]

EXHIBIT A

Form of Note

See attached.

Execution Version

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: April 13, 2026

Original Principal Amount: $2,196,532

SENIOR SECURED NOTE DUE APRIL 13, 2027

THIS SENIOR SECURED NOTE is one of a series of duly authorized and validly issued Senior Secured Notes of Xcel Brands, Inc., a Delaware corporation (the “Company”), having its principal place of business at 550 Seventh Avenue, 11th Floor, New York, NY 10018, designated as its Senior Secured Note due on the Maturity Date (defined below) (the “Note” and, collectively with the other notes issued pursuant to the Purchase Agreement (as defined below), the “Notes”). The Notes have been issued with a 13.5% original issue discount.

FOR VALUE RECEIVED, the Company promises to pay to SMITHLINE FAMILY TRUST II, a New York trust, or its registered assigns (the “Holder”), the Original Principal Amount and, if lesser or greater, the p amount then outstanding on this Note on April 13, 2027 (the “Maturity Date”) or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the then outstanding principal amount of this Note and any other amounts set forth in the Note in accordance with the provisions hereof.

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement, and (b) the following terms shall have the meanings set forth below:

“Bankruptcy Event” means any of the following events: (a) the Company or any Subsidiary Guarantor commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Subsidiary Guarantor, (b) there is commenced against the Company or any Subsidiary Guarantor any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Subsidiary Guarantor is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Subsidiary Guarantor suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Subsidiary Guarantor or makes a general assignment for the benefit of creditors, (f) the Company or any Subsidiary Guarantor calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (g) the Company or any Subsidiary Guarantor, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(c).

“Common Stock” means the shares of common stock of the Company.

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Price” shall have the meaning set forth in Section 4(b).

“Conversion Schedule” means the Conversion Schedule in the form of Schedule 1 attached hereto.

“Conversion Shares” means, collectively, the shares of common stock of the Company issuable upon conversion of this Note in accordance with the terms hereof.

“Event of Default” shall have the meaning set forth in Section 8(a).

“Fundamental Transaction” means the Company effects any merger or consolidation of the Company with or into another Person.

“Judith Ripka” shall comprise the assets set forth in paragraph 1 of the Letter of Intent, dated March 13, between the Company and Fusion Creations Inc.

“Late Fees” shall have the meaning set forth in Section 2(c).

“Mandatory Default Amount” means 125% of the sum of (i) the then outstanding principal amount of the Note, plus (ii) accrued but unpaid interest thereon through the Maturity Date

“Monthly Redemption” means the redemption of this Note pursuant to Section 6(b) hereof.

“Monthly Redemption Amount” means, as to this Note on each Monthly Redemption, an aggregate principal amount of $100,000, on a proportional basis based on the amount outstanding of this Note to the total amount of the Notes then outstanding, plus accrued but unpaid interest on this Note.

“Monthly Redemption Date” means the thirteenth day of each month, commencing on October 13, 2026 and terminating upon the earlier of (i) the Maturity Date and (ii) the full redemption of this Note.

“Note Register” shall have the meaning set forth in Section 2(b).

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Optional Redemption” shall have the meaning set forth in Section 6(a).

“Optional Redemption Amount” means 100% of the principal amount of this Note plus accrued but unpaid interest to the Optional Redemption Date.

“Optional Redemption Date” shall have the meaning set forth in Section 6(a).

“Optional Redemption Notice” shall have the meaning set forth in Section 6(a).

“Optional Redemption Notice Date” shall have the meaning set forth in Section 6(a).

“Optional Redemption Period” shall have the meaning set forth in Section 6(a). “Original Issue Date” means the date of the Closing.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of April 13, 2026 among the Company, and the Purchasers party thereto, as amended, modified or supplemented from time to time in accordance with its terms.

“Qualified Offering” means an offering of equity or debt securities for gross proceeds to the Company of not less than $7.5 million.

“Registration Statement” means a registration statement covering the resale of the Conversion Shares by each Holder.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the NYSE MKT LLC, any trading platform maintained by OTC Markets, Inc., including, but not limited to, the OTCQX, OTCQB and Pink Open Markets.

“Transaction Documents” shall have the meaning set forth in the Purchase Agreement.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)); (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.

Section 2. Interest.

a)Payment of Interest in Cash. The Company shall pay, in cash, interest to the Holder on the outstanding principal amount of this Note at the rate of 12.5% per annum, payable monthly, on the thirteenth day of each calendar month, beginning on May 13, 2026 and on the Maturity Date (each such date, an “Interest Payment Date”) (if any Interest Payment Date is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day).

b)Interest Calculations. Interest, if any, shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily until payment in full of the outstanding principal has been made. Interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note (the “Note Register”).

c)Late Fee. In addition to all other amounts required to be paid to Holder hereunder, all overdue accrued and unpaid principal and interest to be paid hereunder shall entail a late fee at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law (the “Late Fees”) which shall accrue daily from the date such principal and interest is due hereunder through and including the date of actual payment in full.

Section 3.Registration of Transfers and Exchanges.

a)Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

b)Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

c)Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4.Conversion.

a)Conversion Upon Event of Default. Notwithstanding anything to the contrary contained in this Note or in any other Transaction Document, but subject to the conversion limitations set forth in Section 4(c), upon the occurrence of an Event of Default, the Holder shall, in its sole discretion, have the absolute right to convert this Note, in whole at any one time or in part from time to time. The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Note to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Company unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s). The Company may deliver an objection to any Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

b)Conversion Price. This Note shall be convertible at the option of the Holder into shares of common stock of the Company at a price (as adjusted hereunder, the “Conversion Price”) (i) initially at a fixed conversion price equal to $1.165 per share and (ii) after May 17, 2026, at a price equal to the lesser of (a) 85% multiplied by the lowest VWAP of the common stock during the 10-trading day period prior to conversion and (b) $1.165.

c)Conversion Limitations. The Company shall not effect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any other person or entity acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes) beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 4(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(c) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates) and of which principal amount of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any Affiliates) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(c), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Company’s most recent periodic or annual report, as the case may be; (B) a more recent public announcement by the Company; or (C) a more recent notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the Holder. The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4(c), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Holder and the Beneficial Ownership Limitation provisions of this Section 4(c) shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(c) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. In addition, to the extent that Company shares remain listed on the Nasdaq Capital

Market, the aggregate number of shares of Common Stock issuable to the Holder (including a successor Holder) in connection with the conversion or exchange by the Holder or successor Holder of this Note shall not exceed 778,412 shares ( i.e., the product of (i) the pro rata number of shares into which this Note is convertible to the number of shares into which the Notes are convertible and (ii) 19.9% of the total number of shares of Common Stock outstanding or of the voting power of the Common Stock as of the Original Issue Date less the shares issued pursuant to the Purchase Agreement (the “Exchange Maximum”) unless the Company has obtained stockholder approval in compliance with Nasdaq Listing Rule 5635(d) to authorize the issuance of shares of Common Stock in connection with the conversion or exchange of all Notes and thereafter the approval from the Nasdaq Capital Market.

d)Mechanics of Conversion.

i.Conversion Shares Issuable Upon Conversion of Principal Amount. Subject to Section 4(d)(vi) and (vii), the number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted by (y) the Conversion Price.

ii.Delivery of Certificate Upon Conversion. Not later than two (2) Trading Days after any Conversion Date (the “Share Delivery Date”), the Company shall, at its expense, deliver, or cause to be delivered, to the Holder a certificate or certificates representing the Conversion Shares (or a book entry account statement from the Company’s transfer agent representing the Conversion Shares), which, on or after the date on which (x) the resale of such Conversion Shares are covered by and such Conversion Shares may be sold pursuant to an effective Registration Statement or (y) such Conversion Shares may be sold under Rule 144 without limitation or restrictions as to manner of sale, volume, current information or otherwise, shall be free of restrictive legends and trading restrictions representing the number of Conversion Shares being acquired and sold, as the case may be, upon the conversion of this Note. All certificates (or account statements) evidencing a book-entry interest in the Conversion Shares required to be delivered by the Company under this Section 4(c) that do not bear a restrictive legend shall be delivered electronically through DTC or another established clearing corporation performing similar functions, unless the Company or its transfer agent does not have an account with DTC and/or is not participating in the DTC/FAST System, in which case the Company shall issue and deliver to the address as specified in such Notice of Conversion a certificate or certificates, registered in the name of the Holder or its designee, for the number of Conversion Shares to which the Holder shall be entitled. If the Conversion Shares are not being issued following a sale pursuant to an effective Registration Statement or under Rule 144, the Conversion Shares, including certificates (or account statements) evidencing a book-entry interest therein, shall be delivered to the Holder by the Company’s transfer agent and shall bear a restrictive legend in the following form, as appropriate:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A

BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

iii.Failure to Deliver Certificates. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Holder by the second Trading Day after the Conversion Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Note delivered to the Company and the Holder shall promptly return to the Common Stock certificates representing the principal amount of this Note unsuccessfully tendered for conversion to the Company.

iv.Obligation Absolute; Partial Liquidated Damages. If the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 4(d)(ii) by the second Trading Day after the Conversion Date, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, of $1,000 multiplied by a fraction, the numerator of which is the principal amount of this Note being converted and the denominator of which is the original principal amount of this Note for each Trading Day after such second Trading Day until such certificates are delivered. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event a Holder of this Note shall elect to convert any or all of the outstanding principal amount hereof, the Company may not refuse conversion based on any claim that the Holder or any one associated or affiliated with the Holder of has been engaged in any violation of law, agreement or for any other reason, unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained and the Company posts a surety bond for the benefit of the Holder in the amount of 150% of the principal amount of this Note outstanding, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of an injunction precluding the same, the Company shall issue Conversion Shares upon a properly noticed conversion. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 8 herein for the Company’s failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holders from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

v.Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such certificate or certificates by the Share Delivery Date pursuant to Section 4(d)(ii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common

Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion or deliver to the Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 4(d)(ii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Note as required pursuant to the terms hereof.

vii.Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

viii.Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

ix.Public Information. As long as any Holder holds the Note or Common Stock, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to such Holder and make publicly available in accordance with Rule 144(c) such information as is required for such Holder to sell the Note and Common Stock under Rule 144. The Company further covenants that it will take such further action as any holder of the Note or Common Stock may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

e) Reservation and Listing of Securities. At all times and as long as any Holder owns this Note, the Company shall take all action necessary (and/or reasonably requested by the Holder) to at all times have authorized, and reserved out of its authorized but unissued shares of Common Stock for the purpose of issuance to the Holder upon conversions on the Note, no less than two times (2x) the maximum number of Conversion Shares issuable pursuant to the conversion of this Note (based on an assumed Conversion Price of $1.165 per share), which for this purpose only is agreed to be 3,770,870 Conversion Shares (the “Required Reserved Amount”). If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserved Amount, the Company will use commercially reasonable efforts to promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations under this Note and the Transaction Documents, in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserved Amount. The Company shall initially reserve shares of Common Stock on its own books and records (the “Reserve”) for the issuance of Conversion Shares and any other shares of Common Stock required to be issued by the Company to the Holder pursuant to the Transaction Documents, which initial reservation shall be authorized by the written consent of the Company’s Board of Directors. From and after the date hereof through and including the date all of the Company’s and each of its Subsidiaries’ Indebtedness and all other obligations owed to the Holder pursuant to this Note and the other Transaction Documents, is paid and performed in full, confirmation of which must be obtained by in writing from the Holder, the Company shall (a) issue or cause its Transfer Agent to issue the shares received on conversion and all other shares of Common Stock required to be issued to such Holder or its broker only (subject to the immediately following clause (b)) only from the Reserve (provided if the Reserve does not have the requisite number of shares of Common Stock, shares of Common Stock may be issued from other sources), (b) refrain from issuing or causing its Transfer Agent to issue shares of Common Stock to such Holder or its broker under the Notes from sources other than the Reserve, unless such Holder delivers to the Company written pre-approval of such issuance from such source(s) or there is not sufficient shares of Common Stock in the Reserve, and (c) not reduce the Reserve under any circumstances, unless such Holder delivers to the Company written pre-approval of such reduction. The Company shall immediately add shares of Common Stock to the Reserve to ensure that the Required Reserve Amount are in the Reserve at all times. The Company shall increase the amount of shares of Common Stock in the Reserve upon receipt of written notice, which may be in email form, by such Holder (and/or its assigns) in order to ensure that the Reserve contains the Required Reserve Amount and/or at any time the number of shares in the Reserve is less than the Required Reserve Amount. Notwithstanding anything to the contrary provided herein or elsewhere, if at any time the number of shares of Common Stock in the Reserve is less than the Required Reserved Amount, such Holder may require the Company to send written notice to the Company’s then Transfer Agent to increase the Reserve out of the Company’s authorized but unissued shares of Common Stock in such number of additional shares of Common Stock so the Reserve consists of at least the Required Reserve Amount, provided, that the number of shares of Common Stock in the Reserve shall never be decreased or used for any other purposes other than for issue to the Holder hereof upon each conversion by such Holder of this Note.

Section 5. Certain Adjustments.

a)Fundamental Transaction. If, at any time while this Note is outstanding, (i) the Company effects a Fundamental Transaction, then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of 1 share of Common Stock (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of one share of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new Note consistent with the foregoing provisions and evidencing the Holder’s right to convert such Note into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 5(a) and insuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. For the avoidance of doubt, the terms of this Section 5(a) shall cease to apply in the event that this Note is paid in full pursuant to Section 6(d).

b)Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

c)Notice to the Holder.

i.Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

Section 6. Redemption.

a)Optional Redemption at Election of Company. Subject to the provisions of this Section 6(a), at any time after Original Issue Date and prior to the Maturity Date, the Company may, deliver a written notice to the Holder (an “Optional Redemption Notice” and the date such notice is deemed delivered hereunder, the “Optional Redemption Notice Date”) of its irrevocable election to redeem the then outstanding principal amount of this Note for cash in an amount equal to the Optional Redemption Amount on the 10th Business Day following the Optional Redemption Notice Date (such date, the “Optional Redemption Date”, such 10 Business Day period, the “Optional Redemption Period” and such redemption, the “Optional Redemption”). The Optional Redemption Amount is payable in full on the Optional Redemption Date.

b)Monthly Redemption. On each Monthly Redemption Date, the Company shall be required to pay the Monthly Redemption Amount (the “Monthly Redemption”), and upon the payment of each such Monthly Redemption, the then outstanding principal amount under this Note shall be reduced by 100% of the principal amount so repaid. The Monthly Redemption Amount payable on each Monthly Redemption Date shall be paid in cash.

c)Mandatory Prepayment. The Company shall be required to offer to prepay in cash the aggregate principal amount of this Note at 100% of the outstanding principal amount hereof plus any unpaid accrued interest to the prepayment date, (i) on the sale of all of substantially all of the assets of the Company or the Subsidiary Guarantors, (ii) upon a Change of Control, (iii) the occurrence of a Fundamental Transaction or (iv) the occurrence of a Qualified Offering. If the Holder accepts the Company’s offer to prepay this Note upon the occurrence of an event described in the immediately preceding sentence, such payment shall be made on the date such event occurs. The Company shall use commercially reasonable efforts to provide written notice to the Holder of the any of such events 10 Business Days prior to the occurrence thereof unless prohibited by a related contract or applicable law. In addition, the Company shall be required to offer to repay in cash the aggregate principal amount of the Notes with 25% of the gross proceeds received by the Company (i) upon the sale of any debt or equity securities of the Company (other than a Qualified Offering which is covered above) and (ii) upon the sale of or any brand or license: provided with respect of the sale of Judith Ripka, $300,000 of the proceeds of such sale shall be utilized to repay the principal amount of the Notes on a pro rata basis at 100% of the principal amount thereof.

Section 7.Negative Covenants. As long as any portion of this Note remains outstanding, unless the Majority Purchasers shall have otherwise given prior written consent, the Company shall not, and shall not permit any Subsidiary Guarantor to, directly or indirectly:

a)other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any Indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

b)other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

c)amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder;

d)repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock Equivalents of the Company or its Subsidiaries other than (i) repurchases of Common Stock or Common Stock Equivalents of departing employees, officers and directors of the Company, provided that such repurchases shall not exceed an aggregate of $75,000 for all officers and directors during the term of this Note and (ii) the payment of tax obligations of employees of the Company in an amount not to exceed $50,000 for all employees during the term of this Note in connection with the vesting of employee Common Stock or the exercise of stock options held by such employee;

e)repay, repurchase or offer to repay, repurchase or otherwise acquire, or make any principal, interest or amortization payment on any Indebtedness, other than (i) the Notes and (ii) payments permitted by the Intercreditor Agreement;

f)pay cash dividends or distributions on any equity securities of the Company or the Subsidiary Guarantors, provides that the Subsidiary Guarantors shall be permitted to pay such dividends or distributions to their respective parents;

g)enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate, unless such transaction is approved by a majority of disinterested directors of the Company (even if less than a quorum otherwise required for board approval) and on fair and reasonable terms no less favorable to the Company than could reasonably be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate;

h)consummate any merger, consolidation, liquidation, wind up or dissolve itself;

i)dispose of any property (including, without limitation, an interest in any of its Intellectual Property), except in the ordinary course of business consistent with past practice; provided, that in the case of a disposition of an interest in any of its Intellectual Property, the net proceeds received by the Company or such Subsidiary Guarantor on such disposition shall be utilized upon receipt to repay all or a portion of the Notes at 100% of the principal amount thereof plus accrued interest thereon to the date of such repayment;

j)make any loan or advance other than (i) loans or advances to direct and indirect Subsidiaries;

k)enter into any Agreement (other than the Transaction Documents) restricting the ability of a Subsidiary Guarantor to make a dividend or distribution to the parent of such Subsidiary Guarantor ;

l)enter into any line of business other than the business on the date hereof; or

m)enter into any agreement with respect to any of the foregoing, unless simultaneously upon the consummation of the transactions contemplated by such agreement the Company shall prepay the Notes and all accrued interest thereon.

Section 8.Events of Default.

a)“Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i.any default in the payment of (A) the principal amount (including the principal portion of any Monthly Redemption Amount) of any Note or (B) interest, liquidated damages and other amounts owing to a Holder on any Note, as and when the same shall become due and payable (whether on Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other payment under clause (B) above, is not cured within 5 days;

ii.the Company, any Subsidiary Guarantor shall fail to observe or perform any other covenant or agreement contained in the Notes which failure is not cured, if possible to cure, within 20 days after the earlier to occur of notice of such failure sent by the Holder or by any other Holder to the Company the Company has become or should have become aware of such failure;

iii.a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur and continue under (A) any of the Transaction Documents, or (B) any other material agreement, lease, document or instrument to which the Company or any Subsidiary Guarantor is obligated (and not covered by clause (vi) below);

iv.any representation or warranty made the Company or any Subsidiary Guarantor in this Note, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

v.the Company or any Subsidiary Guarantor shall be subject to a Bankruptcy Event;

vi.the Company or any Subsidiary Guarantor shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that involves an obligation greater than $75,000, whether such indebtedness now exists or shall hereafter be created;

vii.the Common Stock shall not be eligible for listing or quotation for trading on Nasdaq Capital Market or any Trading Market and shall not be eligible to resume listing or quotation for trading thereon within 5 days;

viii.any monetary judgment, writ or similar final process shall be entered or filed against the Company, any subsidiary, or any of their respective property or other assets for more than $75,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days; and

ix.the Collateral Agent’s first priority security interest in any of the Company’s or a Subsidiary Guarantor’s Intellectual Property shall cease to be effective.

b)Remedies Upon Event of Default. If any Event of Default occurs, the Holder may elect to declare the outstanding principal amount of this Note, plus accrued but unpaid interest, to become, immediately due and payable in cash at the Mandatory Default Amount. Commencing 5 days after the occurrence of any Event of Default that results in the acceleration of this Note, the interest rate on the outstanding principal amount of this Note shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. In lieu of receiving cash at the Mandatory Default Amount, the Holder at its option shall be entitled from time to time convert all of a portion of the Note (subject to the Exchange Maximum) at the conversion price set forth in Section 4(b) subject to the Exchange Maximum. Upon the occurrence of any Event of Default, unless such Event of Default is waived by the Holder, after written notice from the Holder, the Company shall use commercially reasonable efforts to (i) prepare and file, within fifteen (15) Business Days of such notice, a Schedule 14C or Schedule 14A, as applicable, in form and substance reasonably satisfactory to the Holder, to obtain shareholder approval for the issuance of the Conversion Shares pursuant to the terms of this Note in compliance with applicable Nasdaq rules, including Nasdaq Listing Rule 5635(d) and (ii) obtain agreements from the Company’s executive officers and directors to vote in favor of the issuance of the Conversion Shares pursuant to the terms of this Note in compliance with applicable Nasdaq rules, including Nasdaq Listing Rule 5635(d). Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 8(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 9. Miscellaneous.

a)Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company at the address set forth above to the attention of the Chief Executive Officer, or such facsimile or electronic mail number or address as the Company may specify for such purpose by notice to the Holder delivered in accordance with this Section 9(a). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile or electronic mail, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or electronic mail number or address of the Holder appearing on the books of the Company,. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail at the facsimile number or email address, as applicable, specified in this Section 9(a) prior to 5:30 p.m. (New York City time), (ii) the date immediately following the date of transmission, if such notice or communication is delivered via facsimile or electronic mail at such facsimile number or email address, as applicable, between 5:30 p.m. (New York City time) and 11:59 p.m. (New York City time) on any date,

(iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

b)Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. The Notes are direct debt obligations of the Company.

c)Lost or Mutilated Note. If Note is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new Note, but only upon receipt of evidence reasonably satisfactory to the Company of such mutilation, loss, theft or destruction and customary and reasonable indemnity from the Holder. The Holder shall pay any reasonable costs and expenses incurred by the Company in connection with the foregoing.

d)Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. The Company and, by its acceptance of this Note, the Holder, agree that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Note (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of Delaware. The parties agree that there is a substantial relationship between the State of Delaware and this transaction, as the Company and the Subsidiary Guarantors are organized under the laws of Delaware. The parties further agree that the application of Delaware law is a material inducement for the Purchasers to enter into this Agreement. To the fullest extent permitted by law, the Company and each Subsidiary Guarantor hereby waive any defense to the enforcement of the Transaction Documents based upon the public policy of any other jurisdiction, including but not limited to the State of New York. The Company and, by its acceptance of this Note, the Holder, hereby irrevocably submit to the exclusive jurisdiction of such state and federal courts, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of this Note), and hereby irrevocably waive, and agree not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party acknowledges that its New York presence or residence shall not be a basis for asserting that a Delaware court is an improper or inconvenient venue. The Company and, by its acceptance of this Note, the Holder, hereby irrevocably waive personal service of process and consent to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The Company and, by its acceptance of this Note, the Holder, hereby waive all rights to a trial by jury. If the Holder shall commence an action or proceeding to enforce any provisions of this Note, then it shall be reimbursed by the Company for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

e)Waiver; Amendment. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to, any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this

Note. Any waiver by the Company, or the Holder must be in writing. The right of the Holder to convert this Note to Common Stock in accordance with Section 4 upon the occurrence of an Event of Default shall not be waived, amended, or modified without the prior written consent of the Holder. Other than with respect to Section 4, any waiver or amendment of any provision of this Note shall be in a written instrument signed, in the case of amendments, by the Company and the Majority Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.

f)Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

g)Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h)Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

i)Assumption. Any successor to the Company or any surviving entity in a Fundamental Transaction shall (i) assume all of the obligations of the Company under this Note and the other Transaction Documents pursuant to written agreements in form and substance reasonably satisfactory to the Holder and (ii) issue to the Holder a new Note of such successor entity evidenced by a written instrument substantially similar in form and substance to this Note, including, without limitation, having a principal amount and interest rate equal to the principal amount of this Note then outstanding and the interest rate of this Note and having similar ranking to this Note. The provisions of this Section 7(i) shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations of this Note.

j) Senior Secured Obligation. The Company, the Subsidiary Guarantors, the Purchasers and the Collateral Agent are parties to that certain Security Agreement, dated as of the date hereof, pursuant to which the Company and the Subsidiary Guarantors pledged to the Collateral Agent the Security interest in their respective Collateral for the benefit of the Purchasers. Such Security Interest is intended to be senior to all liens and security interests granted by the Company and the Subsidiary Guarantors subject to Permitted Liens.

k)Power to Confess Judgment. THE COMPANY HEREBY EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD, AFTER THE OCCURRENCE OF ANY EVENT OF DEFAULT HEREUNDER, TO APPEAR FOR THE COMPANY AND, WITH OR WITHOUT COMPLAINT FILED, CONFESS JUDGMENT, OR A SERIES OF JUDGMENTS, AGAINST THE COMPANY IN FAVOR OF HOLDER OR ANY OTHER HOLDER HEREOF FOR THE ENTIRE PRINCIPAL BALANCE OF THIS NOTE, ALL ACCRUED INTEREST AND ALL OTHER AMOUNTS DUE HEREUNDER, TOGETHER WITH COSTS OF SUIT AND AN ATTORNEY’S COMMISSION OF TWENTY PERCENT (20%) OF SUCH PRINCIPAL AND INTEREST AS A REASONABLE ATTORNEY’S FEE, AND FOR DOING

SO THIS NOTE OR A COPY VERIFIED BY AFFIDAVIT SHALL BE A SUFFICIENT WARRANT. THE COMPANY HEREBY FOREVER WAIVES AND RELEASES ALL ERRORS IN SAID PROCEEDINGS AND ALL RIGHTS OF APPEAL AND ALL RELIEF FROM ANY AND ALL APPRAISEMENT, STAY OR EXEMPTION LAWS OF ANY STATE NOW IN FORCE OR HEREAFTER ENACTED. INTEREST ON ANY SUCH JUDGMENT SHALL ACCRUE AT THE RATE SET FORTH IN SECTION 2(a) ABOVE. NO SINGLE EXERCISE OF THE FOREGOING POWER TO CONFESS JUDGMENT, OR A SERIES OF JUDGMENTS, SHALL BE DEEMED TO EXHAUST THE POWER, WHETHER OR NOT ANY SUCH EXERCISE SHALL BE HELD BY ANY COURT TO BE INVALID, VOIDABLE, OR VOID, BUT THE POWER SHALL CONTINUE UNDIMINISHED AND IT MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS HOLDER SHALL ELECT UNTIL SUCH TIME AS THE HOLDER SHALL HAVE RECEIVED PAYMENT IN FULL OF THE NOTE, INTEREST AND COSTS.

*********************

(Signature Pages Follow)

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

Xcel Brands, Inc.

/s/ RobeftW.'Lonm
Name: RobeftW.'Lonm
Title: Chief Executive Officer

[Signature Page to Senior Secured Note (Smithline Family Trust II)]

ANNEX A
NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the Senior Secured Note of Xcel Brands, Inc., a Delaware corporation (the “Company”), due on April 13, 2027, into shares of common stock, of the Company (the “Common Stock”), according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts determined in accordance with Section 13(d) of the Exchange Act, specified under Section 4(c) of this Note.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Notes to be Converted:

Payment of Interest in Common Stock yes no

If yes, $ of Interest Accrued on Account of Conversion at Issue.

Number of shares of Common Stock to be issued: Signature:

Name:

Address:

Delivery Instructions:

EXHIBIT B

Form of Security Agreement

See attached.

Execution Version

SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of April 13, 2026 (this “Agreement”), among Xcel Brands, Inc., a Delaware corporation (the “Company”), and JR Licensing, LLC, a Delaware limited liability company, H Licensing, LLC, a Delaware limited liability company, H Halston IP, LLC, a Delaware limited liability company, C Wonder Licensing, LLC, a Delaware limited liability company, Xcel Design Group, LLC, a Delaware limited liability company, Halston Holding Company, LLC, a Delaware limited liability company, and Xcel IP Holdings, LLC, a Delaware limited liability company (collectively the “Guarantors” and, together with the Company, collectively, the “Debtors” and each individually a “Debtor”), the Purchasers (as defined below) party hereto (individually referred to as, the “Secured Party” and collectively referred to as, the “Secured Parties”), and Smithline Family Trust II, a New York trust, as collateral agent for the Secured Parties (the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to the Securities Purchase Agreement dated as of the date hereof (the “Purchase Agreement”; capitalized terms used and not defined in this Agreement shall have the meanings assigned to such terms in the Purchase Agreement), among the Company and the purchasers party thereto (the “Purchasers”), the Purchasers agreed to purchase the Notes from the Company;

WHEREAS, pursuant to the Subsidiary Guarantee the Subsidiary Guarantors agreed to guarantee the Notes and any other obligations of the Company under the Transaction Documents; and

WHEREAS, in order to induce the Purchasers to purchase the Notes from the Company, each Debtor has agreed to execute and deliver to the Collateral Agent this Agreement and to grant to the Collateral Agent a security interest in all of the property of such Debtor to secure the prompt payment, performance and discharge in full of all of the Debtors’ obligations under the Notes and the other Transaction Documents.

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (such as “account”, “chattel paper”, “commercial tort claim”, “deposit account”, “document”, “equipment”, “fixtures”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter-of-credit rights”, “proceeds” and “supporting obligations”) shall have the respective meanings given such terms in Article 9 of the UCC.

(a)“Collateral” means the following personal property of each Debtor, whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of thereof and of insurance covering the same and of any tort claims in connection therewith, and all dividends, interest, cash, notes, securities, equity interest or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Securities (as defined below):

(i)All goods, including, without limitations, (A) all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with such Debtor’s businesses and all improvements thereto; and (B) all inventory;

(ii)All contract rights and other general intangibles, including, without limitation, all partnership interests, limited liability company interests, stock or other securities, rights under any of the Organizational Documents, agreements related to the Pledged Securities, licenses, distribution and other agreements, computer software (whether “off-the-shelf”, licensed from any third party or developed by such Debtor), computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, copyrights, Intellectual Property, and income tax refunds;

(iii)All accounts, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each account, including any right of stoppage in transit;

(iv)All documents, letter-of-credit rights, instruments and chattel paper;

(v)All commercial tort claims or other litigation claims of such Debtor of any type, including against parties covered by directors’ and officers’ insurance of such Debtor;

(vi)All deposit accounts and all cash (whether or not deposited in such deposit accounts);

(vii)All investment property other than the ownership and/or other equity interests of any Subsidiary that is not a Guarantor;

(viii)All supporting obligations;

(ix)All files, records, books of account, business papers, and computer programs;

(x)All accounts receivable; and

(xi)the products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(x) above.

Without limiting the generality of the foregoing, the “Collateral” shall include all investment property and general intangibles with respect to the ownership and/or other equity interests in each Guarantor, including, without limitation, the shares of capital stock and the other equity interests (including limited liability company interests) listed on Schedule H hereto (as the same may be modified from time to time pursuant to the terms hereof), and any other shares of capital stock and/or other equity interests (including limited liability company interests) of any other direct or indirect subsidiary of any Debtor obtained in the future, and, in each case, all certificates representing such shares and/or equity interests and, in each case, all rights, options, warrants, stock, other securities and/or equity interests (including limited liability company interests) that may hereafter be received, receivable or distributed in respect of, or exchanged for, any of the foregoing (all of the foregoing being referred to herein as the “Pledged Securities”) and all rights arising under or in connection with the Pledged Securities, including, but not limited to, all dividends, interest and cash.

Notwithstanding the foregoing, nothing herein shall be deemed to constitute an assignment of any asset which, in the event of an assignment, becomes void by operation of applicable law or a related agreement or the assignment of which is otherwise prohibited by applicable law or a related agreement (in each case to the extent that such applicable law or the provision in such agreement is not overridden by Sections 9-406, 9-407 and/or 9-408 of the UCC or other similar applicable law); provided, however, that to the extent permitted by applicable law, this Agreement shall create a valid security interest in such asset and, to the extent permitted by applicable law, this Agreement shall create a valid security interest in the proceeds of such asset.

(b)“Intellectual Property” means all intellectual and similar property and proprietary rights of every kind and nature, whether now existing or hereafter arising, whether registered or unregistered, and whether arising under the laws of the United States or any other jurisdiction throughout the world, including, without limitation: (i) all patents and patent applications, together with all continuations, continuations-in-part, divisionals, reissues, reexaminations and extensions thereof; (ii) all trademarks, service marks, trade names, trade dress, logos, slogans, domain names, social media identifiers and other source identifiers, together with the goodwill associated with any of the foregoing; (iii) all copyrights (whether registered or unregistered), works of authorship, software, databases and content; (iv) all trade secrets, know-how, confidential information, inventions, processes, designs and methodologies; (v) all applications, registrations and recordings relating to any of the foregoing in any jurisdiction; (vi) all licenses, sublicenses and other agreements relating to any of the foregoing, whether as licensor or licensee; (vii) all rights and interests of any Debtor in or under any agreements or arrangements pursuant to which such Debtor uses, accesses or exploits any Intellectual Property or confidential information in the conduct of its business; (viii) all Intellectual Property used or held for use in, or necessary for, the conduct of the business of any Debtor, whether owned, licensed or otherwise available to such Debtor; (ix) all rights to income, royalties, payments, damages and other proceeds arising from or relating to any of the foregoing; (x) all rights to sue for past, present and future infringement, misappropriation or other violations of any of the foregoing; (xi) all renewals, extensions, modifications, improvements and derivative works of any of the foregoing; and (xii) all other rights and interests of any Debtor relating to or associated with any of the foregoing..

(c)“Necessary Endorsement” means undated stock powers endorsed in blank or other proper instruments of assignment duly executed and such other instruments or documents as the Collateral Agent may reasonably request.

(d)“Obligations” means all of the Debtors’ obligations under this Agreement and the other Transaction Documents, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Secured Parties as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) principal of, and interest on the Notes; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Debtors from time to time under or in connection with this Agreement and the other Transaction Documents; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Debtor.

(e)“Organizational Documents” means with respect to any Debtor, the documents by which such Debtor was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Debtor (such as bylaws, a partnership agreement or an operating, limited liability or members’ agreement).

(f)“UCC” means the Uniform Commercial Code of the State of Delaware or other applicable jurisdiction.

2.Grant of Perfected Security Interest. As an inducement for the Secured Parties to extend the loan as evidenced by the Notes and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, each Debtor hereby unconditionally and irrevocably grants and collaterally assigns to the Collateral Agent, a continuing security interest in and to, a lien upon all of such Debtor’s right, title and interest of whatsoever kind and nature in and to, the Collateral (the “Security Interest”).

3.Delivery of Certain Collateral. Contemporaneously or prior to the execution of this Agreement, each Debtor shall deliver or cause to be delivered to the Collateral Agent (a) any and all certificates and other instruments representing or evidencing the Pledged Securities, and (b) any and all certificates and other instruments or documents representing any of the other Collateral, in each case, together with all Necessary Endorsements. The Debtors are, contemporaneously with the execution hereof, delivering to the Collateral Agent, or have previously delivered to the Collateral Agent, a true and correct copy of each Organizational Document governing any of the Pledged Securities.

4.Representations, Warranties, Covenants and Agreements of the Debtors. Each Debtor represents and warrants to, and covenants and agrees with, the Secured Parties as follows:

(a)Each Debtor has the requisite corporate, partnership, limited liability company or other power and authority to enter into this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by each Debtor of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of such Debtor and no further action is required by such Debtor. This Agreement has been duly executed by each Debtor. This Agreement constitutes the legal, valid and binding obligation of each Debtor, enforceable against each Debtor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity.

(b)The Debtors have no place of business or offices where their respective books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where Collateral is stored or located, except as set forth on Schedule A attached hereto. Except as disclosed on Schedule A, none of such Collateral is in the possession of any consignee, bailee, warehouseman, agent or processor.

(c)Except as set forth on Schedule B attached hereto, each Debtor is the sole owner of the Collateral in which it is granting to the Collateral Agent a Security Interest, free and clear of any liens, security interests, encumbrances, rights or claims (other than the Permitted Liens), and such Debtor is authorized to grant the Security Interest. There is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than with respect to the Permitted Liens) covering or affecting any of the Collateral. So long as this Agreement shall be in effect, such Debtor shall not without the prior written consent of the Collateral Agent, such consent not to be unreasonably, withheld, delayed or denied, execute and shall not knowingly permit to be on file in any such office or agency any such financing statement or other document or instrument (except to the extent filed or recorded in favor of the Collateral Agent pursuant to the terms of this Agreement or in connection with Permitted Liens).

(d)No written claim has been received by any Debtor that any Collateral or any Debtor's use of any Collateral violates the rights of any third party. There has been no adverse decision with respect to any Debtor's claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to any Debtor's right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of any Debtor, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

(e)Each Debtor shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and its books and records at the locations set forth on Schedule A attached hereto and may not relocate such books and records unless it delivers to the Collateral Agent at least 30 days prior to such relocation written notice of such relocation and the new location thereof (which must be within the United States) in order to provide the Collateral Agent an opportunity to file and record at such Debtor’s expense appropriate financing statements under the UCC and other necessary documents to perfect the Security Interest in the Collateral.

(f)This Agreement creates in favor of the Secured Parties a valid security interest in the Collateral securing the payment and performance of the Obligations. Upon making the filings described in the immediately following paragraph, the Security Interest in any Collateral which may be perfected by filing Uniform Commercial Code financing statements shall have been duly perfected and shall be a first priority security interest in the Collateral (subject to the Permitted Liens). Except for the filing of (i) the Uniform Commercial Code financing statements referred to in the immediately following paragraph, (ii) the entry into Account Control Agreements with respect to deposit accounts, and (iii) the filing or recordation of appropriate notices with the United States Patent and Trademark Office and the United States Copyright Office with respect to Intellectual Property, no action is necessary to perfect or protect the security interests created hereunder. Without limiting the generality of the foregoing, except for the filing of said financing statements and the entry into such Account Control Agreements, no consent of any third parties and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (i) the execution, delivery and performance of this Agreement, (ii) the creation or perfection of the Security Interests created hereunder in the Collateral or (iii) the enforcement of the rights of the Collateral Agent hereunder, except to the extent such consent may be required under license agreements or other agreements relating to Intellectual Property.

(g)Each Debtor hereby authorizes the Collateral Agent to file a financing statement with the Secretary of State or other applicable filing office of the jurisdiction in which such Debtor is organized or formed and to file the Intellectual Property filings set forth above with the U.S.

Patent and Trademark Office and the United States Copyright Office, as applicable, with respect to each Debtor’s Intellectual Property

(h)The execution, delivery and performance of this Agreement by each Debtor does not (i) violate any of the provisions of any Organizational Documents of such Debtor or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation applicable to such Debtor or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing such Debtor's debt or otherwise) or other understanding to which such Debtor is a party or by which any property or asset of such Debtor is bound or affected. No consent (including, without limitation, from stockholders or creditors of such Debtor) is required for such Debtor to enter into and perform its obligations hereunder, other than such consents that have been obtained.

(i)The capital stock and other equity interests or member interests listed on Schedule H hereto (the “Pledged Interests”) represent all of the capital stock and other equity or limited liability company interests of the Subsidiary Guarantors, and represents all capital stock and other equity interests owned, directly or indirectly, by the Company and the Subsidiary Guarantors. All of the Pledged Securities are validly issued, fully paid and, to the extent applicable, nonassessable, and the Company and its Subsidiaries, as the case may be, are the legal and beneficial owner of the Pledged Securities, free and clear of any lien, security interest or other encumbrance, except for the Permitted Liens and the security interests created by this Agreement.

(j)The Pledged Interests in limited liability companies included in the Collateral by their express terms do not provide that they are securities governed by Article 8 of the UCC and are not held in a securities account or by any financial intermediary.

(k)Each Debtor shall at all times maintain the Security Interest provided for hereunder as valid and perfected first priority lien and security interest (subject to Permitted Liens) in the Collateral in favor of the Collateral Agent until this Agreement and the Security Interest hereunder shall be terminated pursuant to Section 11 hereof. Each Debtor hereby agrees to defend the same against the claims of any and all persons and entities. Each Debtor shall safeguard and protect its Collateral for the benefit of the Collateral Agent. At the reasonable request of the Collateral Agent, each Debtor will sign and deliver to the Collateral Agent at any time or from time to time one or more financing statements pursuant to the UCC in form reasonably satisfactory to the Collateral Agent and appropriate filings in respect of the Debtors’ Intellectual Property and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Collateral Agent to be, necessary or desirable to effect the rights and obligations provided for herein. Without limiting the generality of the foregoing, each Debtor shall pay all fees, taxes and other amounts necessary to maintain the Collateral and the Security Interest hereunder, and each Debtor shall obtain and furnish to the Collateral Agent from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interest hereunder, subject to Permitted Liens .

(l)Except in connection with Permitted Liens, no Debtor will transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral without the prior written consent of the Collateral Agent not to be unreasonably, withheld, delayed or denied. Notwithstanding the foregoing, the Company shall be not be required to obtain the prior written consent of the Collateral Agent to sell Judith Ripka (as defined in the Note) in accordance with the terms (including, without limitation, cash consideration) of the of the Letter of Intent, dated March

13, 2026, between the Company and Fusion Creations Inc. so long as the Holder of the Notes shall have received payments aggregating not less than $300,000 from Fusion Creations Inc.

(m)Each Debtor shall keep and preserve its equipment, inventory and other tangible Collateral in good condition, repair and order and shall not operate or locate any such Collateral (or cause to be operated or located) in any area excluded from insurance coverage.

(n)Schedule I lists all insurance of any nature maintained as of the Closing Date for current occurrences by the Debtors, as well as a summary of the terms of such insurance. Each Debtor shall deliver to the Collateral Agent certified copies and endorsements to all of its (a) “All Risk” and business interruption insurance policies naming the Collateral Agent as loss payee, and (b) general liability and other liability policies naming the Collateral Agent as an additional insured. All policies of insurance on real and personal property will contain an endorsement, in form and substance acceptable to the Collateral Agent, showing lender loss payable to the Collateral Agent (Form 438 BFU or equivalent) and extra expense and business interruption endorsements. Such endorsement, or an independent instrument furnished to the Collateral Agent, will provide that the insurance companies will give the Collateral Agent at least thirty (30) days prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of any Debtor or any other Person shall affect the right of the Collateral Agent to recover under such policy or policies of insurance in case of loss or damage.

(o)Each Debtor shall, within ten (10) days of obtaining knowledge thereof, advise the Collateral Agent promptly, in sufficient detail, of any substantial change in the Collateral, and of the occurrence of any event which would have a material adverse effect on the value of the Collateral or on the Security Interest.

(p)Each Debtor shall promptly execute and deliver to the Collateral Agent such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Collateral Agent may from time to time reasonably request to perfect, protect or enforce the Security Interest, including, without limitation, if applicable, the execution and delivery of a separate security agreement with respect to each Debtor’s Intellectual Property (“Intellectual Property Security Agreement”) in which the Collateral Agent has been granted a security interest hereunder, substantially in a form reasonably acceptable to the Collateral Agent and the Debtor, which Intellectual Property Security Agreement, other than as stated therein, shall be subject to all of the terms and conditions hereof.

(q)At all times following the occurrence of an Event of Default and up to one time during each calendar year, absent the occurrence of an Event of Default, at a time during normal business hours mutually agreeable to the Collateral Agent and a Debtor, the Collateral Agent shall have the right to (a) have access to, visit, inspect, review, evaluate and make physical verification and appraisals of such Debtor’s properties, (b) inspect, examine and copy (or take originals if necessary) and make extracts from such Debtor’s books and records, and (c) discuss with such Debtor’s principal officers, and independent accountants, such Debtor’s business, assets, liabilities, financial condition, results of operations and business prospect. In that regard, in order to cover the Collateral Agent’s expenses of such visits, inspections, reviews, evaluations, verifications, appraisals and examinations, such Debtor shall pay to the Collateral Agent, within 5 Business Days after receipt of an invoice therefor from the Collateral Agent, a fee of up to $5,000 minus the amount of any similar fee paid to the Collateral Agent pursuant to Section 4.11 of the Purchase Agreement, provided that after the occurrence of an Event of Default the amount of such fee shall not be limited.

(r)Each Debtor shall take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

(s)Each Debtor shall promptly notify the Collateral Agent in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by such Debtor that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of the Collateral Agent hereunder.

(t)All information heretofore, herein or hereafter supplied to the Collateral Agent by or on behalf of any Debtor with respect to the Collateral is true and correct in all material respects as of the date furnished.

(u)The Debtors shall at all times preserve and keep in full force and effect their respective valid existence and good standing and any rights and franchises material to its business.

(v)No Debtor will change its name, type of organization, jurisdiction of organization, organizational identification number (if it has one), legal or corporate structure, or identity, or add any new fictitious name unless it provides at least 30 days prior written notice to the Collateral Agent of such change and, at the time of such written notification, so as to provide the Collateral Agent with an opportunity to file and record any financing statements or fixture filings necessary to perfect and continue perfected the perfected security Interest granted and evidenced by this Agreement.

(w)[Intentionally Omitted].

(x)No Debtor may relocate its chief executive office to a new location without providing 30 days’ prior written notification thereof to the Collateral Agent and so long as, at the time of such written notification, so as to provide the Collateral Agent with an opportunity to file and record at such Debtor’s expense any financing statements necessary to perfect and continue perfected the perfected Security Interest granted and evidenced by this Agreement.

(y)Each Debtor was organized and remains organized solely under the laws of the state set forth next to such Debtor’s name in the first paragraph of this Agreement. Schedule D attached hereto sets forth each Debtor’s organizational identification number or, if any Debtor does not have one, states that one does not exist.

(z)(i) The actual name of each Debtor is the name set forth in the preamble above; (ii) no Debtor has any trade names except as set forth on Schedule E attached hereto; (iii) no Debtor has used any name other than that stated in the preamble hereto or as set forth on Schedule E for the preceding five years; and (iv) no entity has merged into any Debtor or been acquired by any Debtor within the past five years except as set forth on Schedule E.

(aa)At any time and from time to time that any Collateral consists of instruments, certificated securities or other items that require or permit possession by the Collateral Agent to perfect the security interest created hereby, the applicable Debtor shall deliver such Collateral to the Collateral Agent.

(bb)Each Debtor, in its capacity as issuer of Pledged Interests, hereby agrees to comply in all material respects with any and all orders and instructions of the Collateral Agent regarding the Pledged Interests consistent with the terms of this Agreement without the further consent of any Debtor as contemplated by Section 8-106 (or any successor section) of the UCC. Further, each Debtor agrees that it shall not enter into a similar agreement (or one that would confer “control” within the meaning of Article 8 of the UCC) with any other person or entity, other than in connection with Permitted Liens.

(cc)Each Debtor shall cause all tangible chattel paper constituting Collateral to be delivered to the Collateral Agent, or, if such delivery is not possible, then to cause such tangible chattel paper to contain a legend noting that it is to the security interest created by this Agreement. To the extent that any Collateral consists of electronic chattel paper, the applicable Debtor shall cause the underlying chattel paper to be “marked” within the meaning of Section 9-105 of the UCC (or successor section thereto).

(dd)If there is any investment property or deposit account included as Collateral that can be perfected by “control” through an account control agreement, the applicable Debtor shall cause an Account Control Agreement, in form and substance reasonably satisfactory to the Collateral Agent, to be entered into and delivered to the Collateral Agent.

(ee)To the extent that any Collateral consists of letter-of-credit rights, the applicable Debtor shall cause the issuer of each underlying letter of credit to consent to an assignment of the proceeds thereof to the Collateral Agent.

(ff)To the extent that any Collateral is in the possession of any third party, the applicable Debtor shall join with the Collateral Agent in notifying such third party of the Security Interest in such Collateral and shall use its best efforts to obtain an acknowledgement and agreement from such third party with respect to the Collateral, in form and substance satisfactory to the Collateral Agent.

(gg)If any Debtor shall at any time hold or acquire a commercial tort or other claim, such Debtor shall promptly notify the Collateral Agent in a writing signed by such Debtor of the particulars thereof and grant to the Collateral Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Collateral Agent.

(hh)Each Debtor shall promptly provide written notice to the Collateral Agent of any and all accounts which arise out of contracts with any governmental authority and, to the extent necessary to perfect or continue the perfected status of the Security Interest in such accounts and proceeds thereof, shall execute and deliver to the Collateral Agent an assignment of claims for such accounts and cooperate with the Collateral Agent in taking any other steps required, in their reasonable judgment, under the Federal Assignment of Claims Act or any similar federal, state or local statute or rule to perfect or continue the perfected status of the Security Interest in such accounts and proceeds thereof.

(ii)Each Debtor shall cause each subsidiary of such Debtor acquired after the date hereof to become a party hereto (an “Additional Debtor”) not later than ten (10) Business Days after the date of such acquisition, by executing and delivering to the Collateral Agent an Additional Debtor Joinder in substantially the form of Annex A attached hereto and comply in all material respects with the provisions hereof applicable to the Debtors. Concurrent therewith, the Additional Debtor shall deliver replacement schedules for, or supplements to all other Schedules to (or referred to in) this Agreement, as applicable, which replacement schedules shall supersede, or supplements shall modify, the Schedules then in effect. The Additional Debtor shall also deliver such opinions of counsel, authorizing resolutions, good standing certificates, incumbency certificates, organizational documents, financing statements and other information and documentation as the Collateral Agent may reasonably request. Upon delivery of the foregoing to the Collateral Agent, the Additional Debtor shall be and become a party to this Agreement with the same rights and obligations as the Debtors, for all purposes hereof as fully and to the same extent as if it were an original signatory hereto and shall be deemed to have made the representations, warranties and covenants set forth herein as of the date of execution and delivery of such Additional Debtor Joinder, and all references herein to the “Debtors” shall be deemed to include each Additional Debtor.

(jj)Each Debtor shall vote the Pledged Securities to comply in all material respects with the covenants and agreements set forth herein and in the Notes.

(kk)Each Debtor shall register the pledge of the applicable Pledged Securities on the books of such Debtor. Each Debtor shall notify each issuer of Pledged Securities to register the pledge of the applicable Pledged Securities in the name of the Collateral Agent on the books of such issuer. Further, except with respect to certificated securities delivered to the Collateral Agent, the applicable Debtor shall deliver to the Collateral Agent an acknowledgement of pledge (which, where appropriate, shall comply in all material respects with the requirements of the relevant UCC with respect to perfection by registration) signed by the issuer of the applicable Pledged Security, which acknowledgement shall confirm that: (a) it has registered the pledge on its books and records; and (b) at any time directed by the Collateral Agent during the continuation of an Event of Default, such issuer will transfer the record ownership of such Pledged Security into the name of any designee of the Collateral Agent, will take such steps as may be necessary to effect the transfer, and will comply in all material respects with all other reasonable instructions of the Collateral Agent regarding such Pledged Securities without the further consent of the applicable Debtor.

(ll)Intentionally Omitted.

(mm)Without limiting the generality of the other obligations of the Debtors hereunder, each Debtor shall promptly (i) cause to be registered at the United States Copyright Office all of its material copyrights, (ii) cause the security interest contemplated hereby with respect to all Intellectual Property registered at the United States Copyright Office or United States Patent and Trademark Office to be duly recorded at the applicable office, and (iii) give the Collateral Agent notice whenever it acquires (whether absolutely or by license) or creates any additional material Intellectual Property.

(nn)Each Debtor will from time to time, at the joint and several expense of the Debtors, promptly execute and deliver all such further instruments and documents, and take all such further action as may be necessary or desirable, or as the Collateral Agent may reasonably request, in order to perfect and protect the Security Interest granted or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder and with respect to any Collateral or to otherwise carry out the purposes of this Agreement.

(oo)Schedule F attached hereto lists all of the material patents, patent applications, trademarks, trademark applications, registered copyrights, and domain names owned by any of the Debtors as of the date hereof. Schedule F lists all material licenses in favor of any Debtor for the use of any patents, trademarks, copyrights and domain names as of the date hereof. All material patents and trademarks of the Debtors have been duly recorded at the United States Patent and

Trademark Office and all material copyrights of the Debtors have been duly recorded at the United States Copyright Office.

(pp)Except as set forth on Schedule G attached hereto, none of the account debtors or other persons or entities obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or any similar federal, state or local statute or rule in respect of such Collateral.

5.Effect of Pledge on Certain Rights. If any of the Collateral subject to this Agreement consists of nonvoting equity or ownership interests (regardless of class, designation, preference or rights) that may be converted into voting equity or ownership interests upon the occurrence of certain events (including, without limitation, upon the transfer of all or any of the other stock or assets of the issuer), it is agreed that the pledge of such equity or ownership interests pursuant to this Agreement or the enforcement of any of the Collateral Agent’s rights hereunder shall not be deemed to be the type of event which would trigger such conversion rights notwithstanding any provisions in the Organizational Documents or agreements to which any Debtor is subject or to which any Debtor is party.

6.Defaults. The following events shall be “Events of Default”:

(a)The occurrence and continuance of an Event of Default (as defined in the Notes) under the Notes;

(b)Any representation or warranty of any Debtor in this Agreement shall prove to have been incorrect in any material respect when made;

(c)The failure by any Debtor to observe or perform any of its obligations hereunder for 20 days after delivery to such Debtor of notice of such failure by the Collateral Agent unless such default is capable of cure but cannot be cured within such time frame and such Debtor is using best efforts to cure same in a timely fashion; or

(d)If any provision of this Agreement shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Debtor, or a proceeding shall be commenced by any Debtor, or by any governmental authority having jurisdiction over any Debtor, seeking to establish the invalidity or unenforceability thereof, or any Debtor shall deny that any Debtor has any liability or obligation purported to be created under this Agreement.

7.Duty To Hold In Trust.

(a)Upon the occurrence and continuance of any Event of Default and at any time thereafter, each Debtor shall, upon receipt of any revenue, income, dividend, interest or other sums subject to the Security Interest, whether payable pursuant to the Notes or any other Transaction Document, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Secured Parties and shall forthwith endorse and transfer any such sums or instruments, or both, to the Collateral Agent.

(b)If any Debtor shall become entitled to receive or shall receive any securities or other property (including, without limitation, shares of Pledged Securities or instruments representing Pledged Securities acquired after the date hereof, or any options, warrants, rights or other similar property or certificates representing a dividend, or any distribution in connection with any recapitalization, reclassification or increase or reduction of capital, or issued in connection with any reorganization of such Debtor’s or any of its direct subsidiaries) in respect of the Pledged Securities (whether as an addition to, in substitution of, or in exchange for, such Pledged Securities or otherwise), such Debtor agrees to (i) accept the same as the agent of the Secured Parties; (ii) hold the same in trust on behalf of and for the benefit of the Collateral Agent; and (iii) to deliver any and all certificates or instruments evidencing the same to the Collateral Agent on or before the close of business on the fifth business day following the receipt thereof by such Debtor, in the exact form received together with the Necessary Endorsements, to be held by the Collateral Agent subject to the terms of this Agreement as Collateral.

8.Rights and Remedies Upon Default.

(a)Upon the occurrence and continuance of any Event of Default and at any time thereafter, the Collateral Agent, acting through any agent appointed by it for such purpose, shall have the right to exercise all of the remedies conferred hereunder and under the Notes, and the Collateral Agent shall have all the rights and remedies of a secured party under the UCC. Without limitation, the Collateral Agent shall have the following rights and powers:

(i)The Collateral Agent shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and each Debtor shall assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Debtor's premises or elsewhere, and make available to the Collateral Agent, all of such Debtor’s respective premises and facilities for the purpose of the Collateral Agent taking possession of, removing or putting the Collateral in saleable or disposable form.

(ii)Upon notice to the Debtors by the Collateral Agent, all rights of each Debtor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise and all rights of each Debtor to receive the dividends and interest which it would otherwise be authorized to receive and retain, shall cease. Upon such notice, the Collateral Agent shall have the right to receive any interest, cash dividends or other payments on the Collateral and, at the option oft, to exercise in such the Collateral Agent’ discretion all voting rights pertaining thereto. Without limiting the generality of the foregoing, the Collateral Agent shall have the right (but not the obligation) to exercise all rights with respect to the Collateral as it were the sole and absolute owners thereof, including, without limitation, to vote and/or to exchange, at its sole discretion, any or all of the Collateral in connection with a merger, reorganization, consolidation, recapitalization or other readjustment concerning or involving the Collateral or any Debtor’s direct subsidiaries.

(iii)The Collateral Agent shall have the right to assign, sell, or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Collateral Agent may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to any Debtor or right of redemption of a Debtor, which are hereby expressly waived. Upon each such sale, assignment or other disposition of Collateral, the Collateral Agent may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of any Debtor, which are hereby waived and released. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Collateral Agent will give the Debtors reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of commercially reasonable notice shall be met if such notice is sent to the Debtors at least ten (10) days before the time of the intended sale or disposition.

(iv)The Collateral Agent shall have the right (but not the obligation) to notify any account debtors and any obligors under instruments or accounts to make payments directly to the Collateral Agent and to enforce the Debtors’ rights against such account debtors and obligors.

(v)The Collateral Agent may (but are not obligated to) direct any financial intermediary or any other person or entity holding any investment property to transfer the same to the Collateral Agent or its designee.

(vi)The Collateral Agent may (but are not obligated to) transfer any or all Intellectual Property registered in the name of any Debtor at the United States Patent and Trademark Office and/or Copyright Office into the name of the Collateral Agent or any designee or any purchaser of any Collateral.

(b)The Collateral Agent shall comply with any applicable law in connection with a disposition of Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. The Collateral Agent may sell the Collateral without giving any warranties and may specifically disclaim such warranties. If the Secured Parties sells any of the Collateral on credit, the Debtors will only be credited with payments actually made by the purchaser. In addition, each Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Collateral Agent’s rights and remedies hereunder, including, without limitation, its right following and during the continuance of an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

(c)For the purpose of enabling the Collateral Agent to further exercise rights and remedies under this Section 8 or elsewhere provided by agreement or applicable law, each Debtor hereby grants to the Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Debtor) to use, license or sublicense following an Event of Default, any Intellectual Property now owned or hereafter acquired by such Debtor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, provided that any use of trademarks by the Collateral Agent shall be in a manner consistent with maintaining the validity and enforceability of such trademarks.

9.Applications of Proceeds. The proceeds of any such sale, lease or other disposition of the Collateral hereunder shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys’ fees and expenses incurred by the Collateral Agent in enforcing their rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations, and to the payment of any other amounts required by applicable law, after which the Collateral Agent shall pay to the applicable Debtor any surplus proceeds. If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Collateral Agent is legally entitled, the Debtors will be liable for the deficiency, together with interest thereon, at the rate of 18% per annum or the lesser amount permitted by applicable law (the “Default Rate”), and the reasonable fees of any attorneys employed by the Collateral Agent to collect such deficiency. To the extent permitted by applicable law, each Debtor waives all claims, damages and demands against the Collateral Agent arising out of the repossession, removal, retention or sale of the Collateral, unless due solely to the gross negligence or willful misconduct of the Collateral Agent as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.

10.Securities Law Provision. Each Debtor recognizes that the Collateral Agent may be limited in its ability to effect a sale to the public of all or part of the Pledged Securities by reason of certain prohibitions in the Securities Act of 1933, as amended, or other federal or state securities laws (collectively, the “Securities Laws”), and may be compelled to resort to one or more sales to a restricted group of purchasers who may be required to agree to acquire the Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof. Each Debtor agrees that sales so made may be at prices and on terms less favorable than if the Pledged Securities were sold to the public, and that the Collateral Agent has no obligation to delay the sale of any Pledged Securities for the period of time necessary to register the Pledged Securities for sale to the public under the Securities Laws. Each Debtor shall cooperate with the Collateral Agent’ reasonable requests in its attempt to satisfy any requirements under the Securities Laws (including, without limitation, registration thereunder if reasonably requested by the Collateral Agent) applicable to the sale of the Pledged Securities by the Collateral Agent.

11.Costs and Expenses. Each Debtor agrees to pay all reasonable out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements pursuant to the UCC, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Collateral Agent. The Debtors shall also pay all other claims and charges which in the reasonable opinion of the Collateral Agent might prejudice, imperil or otherwise affect the Collateral or the Security Interest therein. The Debtors will also, upon demand, pay to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Collateral Agent may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of the Collateral Agent under the Notes and the other Transaction Documents. Until so paid, any fees payable hereunder shall be added to the principal amount of the Notes and shall bear interest at the Default Rate.

12.Responsibility for Collateral. The Debtors assume all liabilities and responsibility in connection with all Collateral, and the Obligations shall in no way be affected or diminished by the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason. Without limiting the generality of the foregoing, (a) no Secured Party (i) has any duty (either before or after an Event of Default) to collect any amounts in respect of the Collateral or to preserve any rights relating to the Collateral, or (ii) has any obligation to clean-up or otherwise prepare the Collateral for sale, and (b) each Debtor shall remain obligated and liable under each contract or agreement included in the Collateral to be observed or performed by such Debtor thereunder. No Secured Party shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating to any of the Collateral, nor shall the any Secured Party be obligated in any manner to perform any of the obligations of any Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by any Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to any Secured Party may be entitled at any time or times.

13.Security Interest Absolute. All rights of the Collateral Agent and all obligations of the Debtors hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Notes or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Notes or any other agreement entered into in connection with the foregoing; (c) any exchange, release or non-perfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guaranty, or any other security, for all or any of the Obligations; (d) any action by the Collateral Agent to obtain, adjust, settle and cancel in its reasonable discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to a Debtor, or a discharge of all or any part of the Security Interest granted hereby. Until the Obligations shall have been paid and performed in full, the rights of the Collateral Agent shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy. Each Debtor expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by the Collateral Agent hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Collateral Agent, then, in any such event, each Debtor’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. Each Debtor waives all right to require the Collateral Agent to proceed against any other person or entity or to apply any Collateral which the Collateral Agent may hold at any time, or to marshal assets, or to pursue any other remedy. Each Debtor waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

14.Term of Agreement. This Agreement and the Security Interest shall terminate on the date on which all payments under the Notes have been indefeasibly paid in full and all other Obligations have been paid or discharged; provided, however, that all indemnities of the Debtors contained in this Agreement shall survive and remain operative and in full force and effect regardless of the termination of this Agreement. The Debtors may participate at their expense in the defense of any such claim.

15.Power of Attorney; Further Assurances.

(a)Each Debtor authorizes the Collateral Agent, and does hereby make, constitute and appoint the Collateral Agent and its respective officers, agents, successors or assigns with full power of substitution, as such Debtor’s true and lawful attorney-in-fact, with power, in the name of the various Collateral Agent or such Debtor, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any notes, checks, drafts, money orders or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Collateral Agent; (ii) to sign and endorse any financing statement pursuant to the UCC or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; (v) to transfer any Intellectual Property or provide licenses respecting any Intellectual Property; and (vi) generally, at the option of the Collateral Agent, and at the expense of the Debtors, at any time, or from time to time, to execute and deliver any and all documents and instruments and to do all acts and things which the Collateral Agent deems necessary to protect, preserve and realize upon the Collateral and the Security Interest granted therein in order to effect the intent of this Agreement and the Notes and the other Transaction Documents all as fully and effectually as the Debtors might or could do; and each Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding. The designation set forth herein shall be deemed to amend and supersede any inconsistent provision in the Organizational Documents or other documents or agreements to which any Debtor is subject or to which any Debtor is a party. Without limiting the generality of the foregoing, after the occurrence and during the continuance of an Event of Default, the Collateral Agent is specifically authorized to execute and file any applications for or instruments of transfer and assignment of any patents, trademarks, copyrights or other Intellectual Property with the United States Patent and Trademark Office and the United States Copyright Office.

(b)On a continuing basis, each Debtor will make, execute, acknowledge, deliver, file and record, as the case may be, with the proper filing and recording agencies in any jurisdiction, including, without limitation, the jurisdictions indicated on Schedule C attached hereto, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Collateral Agent, to perfect the Security Interest granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Collateral Agent the grant or perfection of a perfected security interest in all the Collateral under the UCC.

(c)Each Debtor hereby irrevocably appoints the Collateral Agent as such Debtor’s attorney-in-fact, with full authority in the place and instead of such Debtor and in the name of such Debtor, from time to time in the Collateral Agent’s discretion, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including the filing, in its reasonable discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of such Debtor where permitted by law, which financing statements may (but need not) describe the Collateral as “all assets” or “all personal property” or words of like import, and ratifies all such actions taken by the Collateral Agent. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

16.Notices. All notices, requests, demands and other communications hereunder shall be subject to the notice provision of the Purchase Agreement.

17.Other Security. To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then the Collateral Agent shall have the right, in its reasonable discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Collateral Agent’s rights and remedies hereunder.

18.Appointment of Agent. The Secured Parties hereby appoint Smithline Family Trust II to act as the Collateral Agent for purposes of exercising any and all rights and remedies hereunder for the benefit of the Secured Parties. Such appointment shall continue until revoked in writing by Majority

Purchasers, at which time a Majority Purchasers shall appoint a new Collateral Agent. The Collateral Agent shall have the rights, responsibilities and immunities set forth below.

a)

Appointment. The Secured Parties, by their acceptance of the benefits of the Agreement, hereby designate Smithline Family Trust II (“SFT II”) as the Collateral Agent to act as specified in this Agreement and the other Transaction Documents. Each Secured Party shall be deemed irrevocably to authorize the Collateral Agent to take such action on its behalf under the provisions of this Agreement and any other Transaction Document and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Collateral Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Collateral Agent may perform any of its duties hereunder by or through its agents or employees.

b)

Nature of Duties. The Collateral Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. Neither the Collateral Agent nor any of its partners, members, shareholders, officers, directors, employees or agents shall be liable for any action taken or omitted by it as such under this Agreement or any other Transaction Documents or in connection herewith or therewith, be responsible for the consequence of any oversight or error of judgment or answerable for any loss, unless caused solely by its or their gross negligence or willful misconduct as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction. The duties of the Collateral Agent shall be mechanical and administrative in nature; the Collateral Agent shall not have by reason of this Agreement or any other Transaction Document a fiduciary relationship in respect of any Debtor or any Secured Party; and nothing in this Agreement or any other Transaction Document, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect of this Agreement or any other Transaction Document except as expressly set forth herein and therein.

c)

Lack of Reliance on the Collateral Agent. Independently and without reliance upon the Collateral Agent, each Secured Party, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Debtors in connection with such Secured Party’s loan to the Company, the creation and continuance of the Obligations, the transactions contemplated by the Transaction Documents, and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of the Debtors, and of the value of the Collateral from time to time, and the Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Party with any credit, market or other information with respect thereto, whether coming into its possession before any Obligations are incurred or at any time or times thereafter. The Collateral Agent shall not be responsible to the Debtors or any Secured Party for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith, or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Transaction Document, or for the financial condition of the Debtors or the value of any of the Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other

Transaction Document, or the financial condition of the Debtors, or the value of any of the Collateral, or the existence or possible existence of any default or Event of Default under this Agreement, the Notes or any of the other Transaction Documents.

d)

Certain Rights of the Collateral Agent. The Collateral Agent shall have the right to take any action with respect to the Collateral, on behalf of all of the Secured Parties. To the extent practical, the Collateral Agent shall request instructions from the Secured Parties with respect to any material act or action (including failure to act) in connection with this Agreement or any other Transaction Document, and shall be entitled to act or refrain from acting in accordance with the instructions of a Majority Purchasers; if such instructions are not provided despite the Collateral Agent’s request therefor, the Collateral Agent shall be entitled to refrain from such act or taking such action, and if such action is taken, shall be entitled to appropriate indemnification from the Secured Parties in respect of actions to be taken by the Collateral Agent; and the Collateral Agent shall not incur liability to any person or entity by reason of so refraining. Without limiting the foregoing, (a) no Secured Party shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting hereunder in accordance with the terms of this Agreement or any other Transaction Document, and the Debtors shall have no right to question or challenge the authority of, or the instructions given to, the Agent pursuant to the foregoing and (b) the Collateral Agent shall not be required to take any action which the Collateral Agent believes (i) could reasonably be expected to expose it to personal liability or (ii) is contrary to this Agreement, the Transaction Documents or applicable law.

e)

Reliance. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the other Transaction Documents and its duties thereunder, upon advice of counsel selected by it and upon all other matters pertaining to this Agreement and the other Transaction Documents and its duties thereunder, upon advice of other experts selected by it. Anything to the contrary notwithstanding, the Collateral Agent shall have no obligation whatsoever to any Secured Party to assure that the Collateral exists or is owned by the Debtors or is cared for, protected or insured or that the liens granted pursuant to this Agreement have been properly or sufficiently or lawfully created, perfected, or enforced or are entitled to any particular priority.

f)

Indemnification. To the extent that the Collateral Agent is not reimbursed and indemnified by the Debtors, the Secured Parties will jointly and severally reimburse and indemnify the Collateral Agent, in proportion to their initially purchased respective principal amounts of Notes, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in performing its duties hereunder or under this Agreement or any other Transaction Document, or in any way relating to or arising out of this Agreement or any other Transaction Document except for those determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction to have resulted solely from the

Collateral Agent's own gross negligence or willful misconduct. Prior to taking any action hereunder as Agent, the Agent may require each Secured Party to deposit with it sufficient sums as it determines in good faith is necessary to protect the Agent for costs and expenses associated with taking such action.

g)	Resignation by the Collateral Agent.
i.

The Collateral Agent may resign from the performance of all its functions and duties under this Agreement and the other Transaction Documents at any time by giving 30 days' prior written notice (as provided in this Agreement) to the Debtors and the Secured Parties. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below.

ii.	Upon any such notice of resignation, the Secured Parties, acting by a Majority Purchasers, shall appoint a successor Collateral Agent hereunder.

b.    If a successor Collateral Agent shall not have been so appointed within said 30-day period, the Collateral Agent shall then appoint a successor Collateral Agent who shall serve as Collateral Agent until such time, if any, as the Secured Parties appoint a successor Collateral Agent as provided above. If a successor Collateral Agent has not been appointed within such 30-day period, the Collateral Agent may petition any court of competent jurisdiction or may interplead the Debtors and the Secured Parties in a proceeding for the appointment of a successor Collateral Agent, and all fees, including, but not limited to, extraordinary fees associated with the filing of interpleader and expenses associated therewith, shall be payable by the Debtors on demand.

h)

Rights with respect to Collateral. Each Secured Party agrees with all other Secured Parties and the Collateral Agent (i) that it shall not, and shall not attempt to, exercise any rights with respect to its security interest in the Collateral, whether pursuant to any other agreement or otherwise (other than pursuant to this Agreement), or take or institute any action against the Collateral Agent or any of the other Secured Parties in respect of the Collateral or its rights hereunder (other than any such action arising from the breach of this Agreement) and (ii) that such Secured Party has no other rights with respect to the Collateral other than as set forth in this Agreement and the other Transaction Documents. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent.

19.Miscellaneous.

(a)No course of dealing between the Debtors and the Collateral Agent, nor any failure to exercise, nor any delay in exercising, on the part of the Collateral Agent, any right, power or privilege hereunder or under the Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b)All of the rights and remedies of the Collateral Agent with respect to the Collateral, whether established hereby or by the Notes or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

(c)This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements with respect thereto. Except as specifically set forth in this Agreement, no provision of this Agreement may be modified or amended except by a written agreement specifically referring to this Agreement and signed by the Debtors, the Collateral Agent and the Majority Purchasers.

(d)In the event any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable. If, notwithstanding the foregoing, any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Agreement and without affecting the validity or enforceability of such provision or the other provisions of this Agreement in any other jurisdiction.

(e)No waiver of any breach or default or any right under this Agreement shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default or right, whether of the same or similar nature or otherwise.

(f)This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns.

(g)Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

(h)All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and the Notes (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of Delaware. The parties agree that there is a substantial relationship between the State of Delaware and this transaction, as the Company and the Subsidiary Guarantors are organized under the laws of Delaware. The parties further agree that the application of Delaware law is a material inducement for the Purchasers to enter into this Agreement. To the fullest extent permitted by law, the Company and each Subsidiary Guarantor hereby waive any defense to the enforcement of the Transaction

Documents based upon the public policy of any other jurisdiction, including but not limited to the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of such state and federal courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party acknowledges that its New York presence or residence shall not be a basis for asserting that a Delaware court is an improper or inconvenient venue. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If any party shall commence a proceeding to enforce any provisions of this Agreement, then the prevailing party in such proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such proceeding.

(i)This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(j)All Debtors shall jointly and severally be liable for the obligations of each Debtor to the Secured Parties hereunder.

(k)Each Debtor shall indemnify, reimburse and hold harmless the Secured Parties and their respective partners, members, shareholders, officers, directors, employees and agents (collectively, “Indemnitees”) from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from this Agreement or the Collateral, except any such losses, claims, liabilities, damages, penalties, suits, costs and expenses which result from fraud, the gross negligence, or illegal or willful misconduct of the Indemnitee as determined by a final, non-appealable decision of a court of competent jurisdiction. This indemnification provision is in addition to, and not in limitation of, any other indemnification provision in the Notes, the Purchase Agreement or any other Transaction Document.

(l)Nothing in this Agreement shall be construed to subject any Secured Parties to liability as a partner in any Debtor or any if its direct or indirect subsidiaries that is a partnership or as a member in any Debtor or any of its direct or indirect subsidiaries that is a limited liability company, nor any Secured Parties be deemed to have assumed any obligations under any partnership agreement or limited liability company agreement, as applicable, of any such Debtor or any if its direct or indirect subsidiaries or otherwise, unless and until any such Secured Parties exercises its right to be substituted for such Debtor as a partner or member, as applicable, pursuant hereto.

EXHIBIT C

Form of Subsidiary Guarantee

See attached.

Execution Version

SUBSIDIARY GUARANTEE

This Subsidiary Guarantee, dated as of April 13, 2026, made by JR Licensing, LLC, a Delaware limited liability company, H Licensing, LLC, a Delaware limited liability company, H Halston IP, LLC, a Delaware limited liability company, C Wonder Licensing, LLC, a Delaware limited liability company, Xcel Design Group, LLC, a Delaware limited liability company, Halston Holding Company, LLC, a Delaware limited liability company, and Xcel IP Holdings, LLC, a Delaware limited liability company (collectively the “Guarantors”), in favor of Smithline Family Trust II, a New York trust, as collateral agent (the “Collateral Agent”) for the Purchasers party to the Securities Purchase Agreement referred to below (each a “Purchaser” and collectively the “Purchasers”).

W I T N E S S E T H:

Whereas, pursuant to that certain Securities Purchase Agreement, dated as of April 13, 2026 (the “Purchase Agreement”), among Xcel Brands, Inc., a Delaware corporation (the “Company”), and the Purchasers party thereto, the Company agreed to sell and issue to each Purchaser, and each Purchaser agreed to purchase from the Company, among other things, the Company’s 12.5% Senior Secured Note due April 13, 2027, in the aggregate principal amount of up to $3,005,780.35 (the “Notes”);

Whereas, the Guarantors have and will directly benefit from the extension of credit to the Company; and

NOW, THEREFORE, in consideration of the premises and to induce the Purchasers to enter into the transactions in connection therewith, the Guarantors hereby agree with the Collateral Agent as follows:

1.Definitions. Unless otherwise defined herein, terms defined in the Purchase Agreement and used herein and not otherwise defined herein shall have the meanings given to them in the Purchase Agreement. The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and Section and Schedule references are to this Guarantee unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The following terms shall have the following meanings:

“Guarantee” means this Subsidiary Guarantee, as the same may be amended, supplemented or otherwise modified from time to time.

“Obligations” means the collective reference to all obligations and undertakings of the Company of whatever nature, monetary or otherwise under the Notes and the other Transaction Documents, together with all reasonable attorneys’ fees, disbursements and all other reasonable costs and expenses of collection incurred by the Collateral Agent in enforcing any of such Obligations and/or this Guarantee.

2.	Guarantee.
(a)	Guarantee.

(i)

The Guarantors hereby unconditionally and irrevocably, jointly and severally, guarantee to the Collateral Agent for the benefit of the Purchasers, the prompt and complete payment and performance by the Company when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(ii)

Anything herein or in any other Transaction Document to the contrary notwithstanding, the maximum liability of the Guarantors hereunder and under the other Transaction Documents shall in no event exceed the amount which can be guaranteed by such Guarantors under applicable federal and state laws, including laws relating to the insolvency of debtors, fraudulent conveyance or transfer or laws affecting the rights of creditors generally.

(iii)	The guarantee contained in this Section 2 shall remain in full force and effect until all the Obligations shall have been satisfied by payment in full.
(iv)

Notwithstanding anything to the contrary in this Agreement, with respect to any default of a non-monetary Obligation the specific performance of which by the Guarantors is not reasonably possible, the Guarantors shall only be jointly and severally liable for making the Purchaser whole for the actual monetary loss suffered by such Purchaser as a direct result of such default.

(b)No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of such Guarantor by any Purchaser, such Guarantor shall not be entitled to be subrogated to any of the rights of any Purchaser against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by a Purchaser for the payment of the Obligations, nor shall such Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to such Purchaser by the Company on account of the Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Collateral Agent , segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Collateral Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Collateral Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Collateral Agent may determine.

(c)Amendments, Etc. With Respect to the Obligations. The Guarantors shall remain jointly and severally obligated hereunder notwithstanding that, without any reservation of rights against any Guarantors and without notice to or further assent by any Guarantors, any demand for payment of any of the Obligations made by the Collateral Agent may be rescinded by the Collateral Agent and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Purchasers, and the Purchase Agreement  and  the  other  Transaction  Documents  may  be  amended,  modified, supplemented or terminated, in whole or in part, as Purchasers or the Collateral Agent may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Purchasers or the Collateral Agent for the payment of the Obligations may be sold, exchanged, waived, surrendered or released.

(d)Guarantee Absolute and Unconditional. The Guarantors waive any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Purchasers upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Company and any of the Guarantors, on the one hand, and the Purchasers , on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. The Guarantors waive to the extent permitted by law diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or any of the Guarantors with respect to the Obligations. The Guarantors understand and agree that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of any Transaction Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by a Purchaser, (b) any defense, set-off or counterclaim (other than a defense of payment or performance or fraud or misconduct by a Purchaser or the Collateral Agent) which may at any time be available to or be asserted by the Company, a Guarantor or any other Person against any Purchaser or the Collateral Agent, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company or the Guarantors) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company, for the Obligations, or of the Guarantors under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Collateral Agent may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Company, any other Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent to make any such demand, to pursue such other rights or remedies or to collect any payments from the Company, any Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company, any Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor, of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent against any Guarantors. For the purposes hereof, “demand” shall include the commencement and continuance of any legal proceedings.

(e)Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Purchaser upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

(f)Payments. The Guarantors hereby jointly and severally guarantee that payments hereunder will be paid to the Collateral Agent without set-off or counterclaim in U.S. dollars at the address set forth or referred to in the Purchase Agreement.

3.Representations and Warranties. Each Guarantor hereby makes the following representations and warranties to the Collateral Agent as of the date hereof

(a)Organization and Qualification. Such Guarantor is a corporation or limited liability company, duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, with the requisite corporate or limited liability company power and authority to own and use its properties and assets and to carry on its business as currently conducted. Such Guarantor is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have a Material Adverse Effect.

(b)Authorization; Enforcement. Such Guarantor has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Guarantee and otherwise to carry out its obligations hereunder. The execution and delivery of this Guarantee by such Guarantor and the consummation by it of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of such Guarantor. This Guarantee has been duly executed and delivered by such Guarantor and constitutes the valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

(c)No Conflicts. The execution, delivery and performance of this Guaranty by such Guarantor and the consummation by such Guarantor of the transactions contemplated thereby do not and will not, to such Guarantor’s knowledge (i) conflict with or violate any provision of its Organizational Documents or (ii) conflict with, constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Guarantor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which such Guarantor is subject (including Federal and state securities laws and regulations), or by which any material property or asset of such Guarantor is bound or affected, except such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as could not, individually or in the aggregate, have a Material Adverse Effect. The business of such Guarantor is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, do not have a Material Adverse Effect.

(d)Consents and Approvals. No Guarantor is required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local, foreign or other governmental authority or other person in connection with the execution, delivery and performance by such Guarantor of this Guaranty.

(e)Purchase Agreement. The representations and warranties of the Company set forth in the Purchase Agreement as they relate to such Guarantor, each of which is hereby incorporated herein by reference, are true and correct as of each time such representations are deemed to be made pursuant to such Purchase Agreement, and the Purchasers shall be entitled to rely on each of them as if they were fully set forth herein, provided, that each reference in each such representation and warranty to the Company’s knowledge shall, for the purposes of this paragraph (e), be deemed to be a reference to such Guarantor’s knowledge

4.Covenants. Each Guarantor covenants and agrees with the Purchasers that, from and after the date of this Guarantee until the Obligations shall have been paid in full, such Guarantor shall comply with all covenants, agreements and undertakings applicable to it contained in the Notes and other Transaction Documents.

5.	Miscellaneous.

(a)Amendments in Writing. None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except in writing by the Guarantors and the Collateral Agent.

(b)Notices. All notices, requests and demands to or upon the Collateral Agent or any Guarantor hereunder shall be affected in the manner provided for in the Purchase Agreement at their respective addresses (in the case of the Guarantors, at the address listed on page 1 hereof).

(c)No Waiver By Course Of Conduct; Cumulative Remedies. The Collateral Agent shall not by any act (except by a written instrument pursuant to Section 5(a)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default under this Guarantee or any of the other Transaction Documents. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

(d)Enforcement Expenses; Indemnification.

(i)

Each Guarantor agrees to pay, or reimburse the Collateral Agent for, all reasonable documented costs and expenses incurred by the Collateral Agent in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Guarantee and the other Transaction Documents to which it is a party, including, without limitation, the reasonable fees and disbursements of counsel to the Collateral Agent.

(ii)

Each Guarantor agrees to pay, and to save the Collateral Agent harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable in connection with this Guarantee.

(iii)	The agreements in this Section shall survive repayment of the Obligations.

(e)Successor and Assigns. This Guarantee shall be binding upon the successors and assigns of the Guarantors and shall inure to the benefit of the Collateral Agent and its successors and assigns; provided that the Guarantors may not assign, transfer or delegate any of its rights or obligations under this Guarantee without the prior written consent of the Collateral Agent.

(f)Set-Off. Each Guarantor hereby irrevocably authorizes each Purchaser at any time and from time to time while an Event of Default under the Notes shall have occurred and be continuing, without notice to such Guarantor or any other Guarantors, any such notice being expressly waived by each Guarantor, to set-off and appropriate and apply any and all deposits, credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Purchaser to or for the credit or the account of such Guarantor, or any part thereof in such amounts as such Purchaser may elect, against and on account of the obligations and liabilities of such Guarantor to such Purchaser hereunder and claims of every nature and description of such Purchaser against such Guarantor, in any currency, whether arising hereunder, under the Notes or otherwise, as such Purchaser may elect, whether or not such Purchaser have made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Such Purchaser shall notify such Guarantor promptly of any such set-off and the application made by such Purchaser of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of such Purchaser under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Purchaser may have.

(g)Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(h)Section Headings. The Section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

(i)Integration. This Guarantee and the other Transaction Documents to which the Guarantor are parties represent the agreement of the Guarantors, the Collateral Agent and the Purchasers with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent or the Purchasers relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Transaction Documents.

(j)Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Guarantee shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

(k)Submission to Jurisdiction; Waiver. Each party hereto hereby agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Guarantee (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of Delaware. The parties agree that there is a substantial relationship between the State of Delaware and this transaction, as the Company and the Subsidiary Guarantors are organized under the laws of Delaware. The parties further agree that the application of Delaware law is a material inducement for the Purchasers to enter into this Agreement. To the fullest extent permitted by law, the Company and each Subsidiary Guarantor hereby waive any defense to the enforcement of the Transaction Documents based upon the public policy of any other jurisdiction, including but not limited to the State of New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of such state and federal courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party acknowledges that its New York presence or residence shall not be a basis for asserting that a Delaware court is an improper or inconvenient venue. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Guarantee and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Guarantee or the transactions contemplated hereby. If any party shall commence a proceeding to enforce any provisions of this Guarantee, then the prevailing party in such proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such proceeding. Each party hereto hereby waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

(l)	Acknowledgements. Each Guarantor hereby acknowledges that:
(i)	it has been advised by counsel in the negotiation, execution and delivery of this Guarantee and the other Transaction Documents to which it is a party;
(ii)

the Purchasers do not have a fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Guarantee or any of the other Transaction Documents, and the relationship between each Guarantor, on the one hand, and the Purchasers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(iii)	no joint venture is created hereby or by the other Transaction Documents or otherwise exists by virtue of the transactions contemplated hereby among the Guarantors and the Purchaser.

(m)Release of Guarantors. The Guarantors will be released from all liability hereunder concurrently with the repayment in full of the Obligations.

(n)[Intentionally Omitted].

(o)Seniority. The obligations of the Guarantors under this Guarantee shall be senior in right of payment to its other obligations and will be secured be a first lien in all of the Guarantors’ respective tangible and intangible assets (subject to Permitted Liens).

(p)After acquired Subsidiaries. Each Guarantor shall cause each Subsidiary of the Guarantor acquired after the date hereof to become a party to this Guarantee not later than ten (10) days after the date of such acquisition, with the same rights and obligations as the Guarantors to the same extent as if it were an original signatory hereto and such party shall be deemed to have made the representations, warranties and covenants set forth therein as of the date of such execution and delivery thereof, and all references therein to the “Guarantors” shall be deemed to include each additional Guarantor.

(q)Power to Confess Judgment. EACH GUARANTOR HEREBY EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR SUCH GUARANTOR AND, WITH OR WITHOUT COMPLAINT FILED, CONFESS JUDGMENT, OR A SERIES OF JUDGMENTS, AGAINST SUCH GUARANTOR IN FAVOR OF THE COLLATERAL AGENT OR ANY SUCCESSOR THEREOF FOR ALL AMOUNTS DUE HEREUNDER, TOGETHER WITH COSTS OF SUIT AND AN ATTORNEY’S COMMISSION OF TWENTY PERCENT (20%) OF SUCH AMOUNTS AS A REASONABLE ATTORNEY’S FEE, AND FOR DOING SO THIS GUARANTEE OR A COPY VERIFIED BY AFFIDAVIT SHALL BE A SUFFICIENT WARRANT. EACH GUARANTOR HEREBY FOREVER WAIVES AND RELEASES ALL ERRORS IN SAID PROCEEDINGS AND ALL RIGHTS OF APPEAL AND ALL RELIEF FROM ANY AND ALL APPRAISEMENT, STAY OR EXEMPTION LAWS OF ANY STATE NOW IN FORCE OR HEREAFTER ENACTED. INTEREST ON ANY SUCH JUDGMENT SHALL ACCRUE AT THE RATE SET FORTH IN SECTION 2(a) OF THE NOTES. NO SINGLE EXERCISE OF THE FOREGOING POWER TO CONFESS JUDGMENT, OR A SERIES OF JUDGMENTS, SHALL BE DEEMED TO EXHAUST THE POWER, WHETHER OR NOT ANY SUCH EXERCISE SHALL BE HELD BY ANY COURT TO BE INVALID, VOIDABLE, OR VOID, BUT THE POWER SHALL CONTINUE UNDIMINISHED AND IT MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS THE COLLATERAL AGENT SHALL ELECT UNTIL SUCH TIME AS THE COLLATERAL AGENT SHALL HAVE RECEIVED PAYMENT IN FULL OF ALL AMOUNTS DUE HEREUNDER.

[SIGNATURE PAGE TO FOLLOW]

EXHIBIT D

Form of Omnibus Officer’s Certificate

See attached.

[Signature Page to Omnibus Officer’s Certificate]

EXHIBIT D-1

Incumbency of Xcel Brands, Inc.

EXHIBIT D-2

EXHIBIT F

Form of Intercreditor Agreement

See attached.

Execution Version

INTERCREDITOR AGREEMENT

Dated: April 13, 2026

To:	Smithline Family Trust II

4 Puritan Road

Rye, New York 10580

Attention: William Smithline

Email: ws@centrecourtam.com

Xcel Brands, Inc., a Delaware corporation, (the “Company”), the subsidiaries of the Company set forth on the signature page hereto, the other credit parties from time to time thereto), Clear Markets Capital, LLC (d/b/a IPX Capital, LLC), a Delaware limited liability company (“IPX”), UTG Capital, Inc, a Delaware corporation (“UTG”) and First Eagle Credit Opportunities Fund, First Eagle PEI Fund (Blocker) LLC and First Eagle Private Credit Fund (“FEAC Lenders”); IPX, UTG and FEAC Lenders are referred to herein collectively as the “Subordinated Lenders”) and FEAC Agent, LLC, a Delaware limited liability company, as administrative agent and collateral agent for the Subordinated Lenders under the Subordinated Loan Agreement (in such capacity together with its successors and assigns in such capacity, “FEAC Agent”), are parties to that certain Loan and Security Agreement, dated as of December 12, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified in writing from time to time in accordance with the terms hereof, the “Subordinated Loan Agreement”). In order to induce Smithline Family Trust II, a New York trust, Quick Capital, LLC a Wyoming limited liability company, and certain other purchasers (collectively, the “Purchasers”) to advance money to the Company evidenced by 12.5% Senior Secured Notes due April 13, 2027 in aggregate principal amount of up to $3,005,780.35, the parties hereto agree to enter into this agreement (this “Intercreditor Agreement”) to set for the relative rights of the Subordinated Lenders, the FEAC Agent and the Purchasers with respect to security interests in the assets of the Company and its subsidiaries and the repayment of the obligations owing by the Company to the Subordinated Lenders, the FEAC Agent and the Purchasers. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Securities Purchase Agreement dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified in writing from time to time, the “Purchase Agreement”), by and between the Company and the Purchasers.

1.The payment of any and all Subordinated Obligations (as defined below) is expressly subordinated to the Senior Debt (as defined below) to the extent and in the manner set forth in this Intercreditor Agreement. The term “Subordinated Obligations” means all obligations of the Company now existing or hereafter arising, to the Subordinated Lenders, under any indebtedness, now outstanding or hereafter incurred and payable to the Subordinated Lenders pursuant to the terms of the Subordinated Loan Agreement and the agreements entered into in connection therewith (the “Subordinated Loan Documents”) and the transactions contemplated thereby or any other indebtedness now or hereafter owing by the Company to such party. The term “Senior Debt” means any and all obligations of the Company to the Purchasers under, in connection with or in any way related to the Notes or other Transaction Documents (collectively the “Senior Debt Documents”). The Subordinated Lenders, FEAC Agent and the Company shall not amend or modify the Subordinated Obligations in any manner that could reasonably be expected to adversely affect the Purchasers without the prior written consent of the Majority Purchasers, and the Company shall not be permitted to pay the Subordinated Obligations, except as provided in Section 2 below, without the prior written consent of the Majority Purchasers. Notwithstanding anything to the contrary contained in this Intercreditor Agreement, the Purchasers shall constitute senior creditors under the terms hereof until such time when all Senior Debt owing to the Purchasers has been paid and satisfied in full in cash. Notwithstanding any filings prior in time to those of the Purchaser or the Collateral Agent for the Senior Debt, the Purchaser’s or the Collateral Agent for the Senior Debt, lien on the Collateral (as defined in the Security Agreement) shall be senior to that of FEAC Agent and the Subordinated Lenders. In determining whether all Senior Debt shall have been paid to the Purchasers and satisfied in full in cash pursuant to this Section 2 or other Sections hereof, the fact that the Purchasers may have contingent indemnification obligations owing to it in the future which it has not asserted, shall not be deemed to mean such Senior Debt has not been paid and satisfied in full in cash.

2.Until the Senior Debt is paid in full in cash , the Company may not make, and the Subordinated Lenders and FEAC Agent may not accept, any payments in cash on account of the Subordinated Obligations without the prior written consent of the Majority Purchasers. Nothing in this agreement will limit the Company’s ability to pay, or prohibit FEAC Agent from receiving and accepting, reasonable and documented out-of-pocket third party fees and expenses not exceeding $5,000 in the aggregate which may become due and payable to FEAC Agent pursuant to the Subordinated Loan Documents. Notwithstanding the foregoing, IPX shall be able to receive regularly scheduled interest payments on its obligations in the amount outstanding under the Subordinated Loan Agreement as in effect on the date hereof so long as there shall not be an Event of Default under the Senior Debt.

3.Any payments on the Subordinated Obligations received by FEAC Agent or the Subordinated Lenders, other than as expressly permitted in Section 2 above, shall be held in trust for the Purchasers and shall forthwith be turned over in the form received, properly endorsed, to the Purchasers to be applied to the Senior Debt pursuant to the terms of the Senior Debt Documents.

4.Each of the Subordinated Lenders and the FEAC Agent agrees that it will not make any assertion or claim in any action, suit or proceeding of any nature whatsoever in any way challenging the priority, validity or effectiveness of the liens and security interests granted to the Purchasers or the Collateral Agent for the Senior Debt under the Senior Debt Documents. The Purchasers agree that they will not make any assertion or claim in any action, suit or proceeding of any nature whatsoever in any way challenging the priority, validity or effectiveness of the liens and security interests granted to FEAC Agent under the Subordinated Loan Documents, which the FEAC Agent acknowledges are subordinated in all respects and subject to the first priority liens and security interests granted to the Purchasers or the Collateral Agent for the Senior Debt.

5.Each of the Subordinated Lenders and the FEAC Agent will not commence any action or proceeding against the Company to recover all or any part of the Subordinated Obligations not paid when due and shall at no time join with any creditor in bringing any proceeding  against  the  Company  under  any  liquidation,  conservatorship,  bankruptcy,

2

reorganization, rearrangement, or other insolvency law now or hereafter existing (collectively, an “Insolvency Proceeding”) or any other legal proceeding of any kind, during any period in which the Subordinated Lenders or the FEAC Agent, as the case may be, are not permitted to receive payments under Section 2 hereof.

Notwithstanding anything to the contrary herein, until the Senior Debt has been paid in full in cash, neither the Subordinated Lenders nor the FEAC Agent shall exercise any rights or remedies available to them with respect to the Collateral, including any enforcement action, foreclosure, sale, license or other disposition thereof, except as expressly permitted under this Intercreditor Agreement.

6.The Purchasers may, at any time and from time to time, without the consent of or notice to FEAC Agent, without incurring responsibility to FEAC Agent or the Subordinated Lenders, and without impairing or releasing any of the Purchasers’ rights, or any of the obligations of FEAC Agent or the Subordinated Lenders, hereunder:

(a)Change the amount, manner, place or terms of payment or change or extend the time of payment of or renew or alter the Senior Debt Documents, or any part thereof, or amend, supplement or replace the Senior Debt Documents in any manner, provided that without the prior written consent of FEAC Agent, the Senior Debt Documents shall not be amended so as to contravene the provisions of this Agreement;

(b)Release anyone liable in any manner for the payment or collection of the Senior Debt;

(c)Exercise or refrain from exercising any rights against the Company, the Subsidiary Guarantors or any other Person; and

(d)Apply sums paid by any party to the Senior Debt in any order or manner as permitted by the terms of the Senior Debt Documents.

7.The Subordinated Lenders and FEAC Agent shall be permitted to transfer or assign the Subordinated Debt, in whole or in part, to any party provided such party agrees to the terms of this Intercreditor Agreement.

8.(a) FEAC Agent shall have no duties, responsibilities or discretion as agent under the Subordinated Loan Documents other than (i) acting as the disbursing and collecting agent for the Subordinated Lenders with respect to all payments and collections arising in connection with the Subordinated Loan Documents, (ii) maintaining customary loan account records related to such payments, and (iii) performing such other ministerial loan servicing acts as are expressly required of FEAC Agent under the Subordinated Loan Documents.

(b) As to any matters not expressly set forth in clause (a) above (including, without limitation, (x) the enforcement of, or exercise of rights and remedies under, the Subordinated Loan Documents, (y) the review or distribution to the Subordinated Lenders of any notices, certificates, reports, financial statements or other documents or instruments delivered by the FEAC Credit

3

Parties under the Subordinated Loan Documents, and (z) monitoring the Collateral (as defined in the Subordinated Loan Agreement), FEAC Agent shall not be required to take any action, exercise any discretion, or grant any approval or consent. Without limiting the generality of the foregoing, FEAC Agent may, in its sole and absolute discretion, take any action, exercise any discretion, or grant any approval or consent at the direction of the Required Lenders (as defined in the Subordinated Loan Agreement, the “Required Lenders”) (or such other number or percentage of the Lenders as shall be expressly provided for in the Subordinated Loan Documents), and such direction of the Required Lenders (or such other number or percentage of the Subordinated Lenders as shall be expressly provided for in the Subordinated Loan Documents) shall be binding upon all Subordinated Lenders. FEAC Agent shall have no duty to inquire into, investigate, monitor or verify the accuracy of, and shall be able to rely conclusively on (and shall be fully protected in so doing), any such direction of the Required Lenders (or such other number or percentage of the Subordinated Lenders as shall be expressly provided for in the Subordinated Loan Documents).

9.This Intercreditor Agreement contains the entire agreement between the parties regarding the subject matter hereof and may be amended, supplemented or modified only by written instrument executed by the Majority Purchasers, the Company and FEAC Agent. To the extent that any provisions of this Intercreditor Agreement conflict with the provisions any Senior Loan Document in respect of payments to FEAC Agent, the provisions of this Agreement shall control.

10.The parties each represent and warrant that (a) neither the execution or delivery of this Intercreditor Agreement nor fulfillment of nor compliance with the terms and provisions hereof will conflict with, or result in a breach of the terms, conditions, or provisions of or constitute a default under any agreement or instrument to which such party or any of its assets is subject;

(b) such party has the full right, power, authority and capacity to enter into this Intercreditor Agreement; (c) the making and performance by such party of this Intercreditor Agreement does not and will not violate any provision of law, rules, regulations, or orders affecting such party or the Subordinated Obligations or Senior Debt, as the case may be; (d) this Intercreditor Agreement has been duly and validly executed and delivered by such party and constitutes the legal, valid and binding obligation of such party enforceable in accordance with its terms; and (e) no approval or consent of, or filing or registration with, any state or federal regulatory or governmental authority is required in connection with the execution, delivery and performance of this Intercreditor Agreement.

11.This Intercreditor Agreement shall be a continuing agreement, shall be binding upon and shall inure to the benefit of the parties hereto from time to time and their respective successors and assigns, shall be irrevocable and shall remain in full force and effect until the Senior Debt shall have been paid and satisfied in full in cash, but shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any amount paid by or on behalf of the Company with regard to the Senior Debt is rescinded or must otherwise be restored or returned upon any Insolvency Proceeding of the Company or any Subsidiary Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee, custodian, or similar officer, for the Company or Subsidiary Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

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12.In the event that the Senior Debt is refinanced in full, FEAC Agent agrees at the request of such refinancing party to enter into an intercreditor agreement on terms substantially the same as those contained in this Intercreditor Agreement with respect to amounts first becoming due after such date, so long as the terms of such refinancing permit the repayment of the Subordinated Obligations as and when due, on terms no more restrictive or limiting than those set forth under the Note.

13.This Intercreditor Agreement, and all matters arising herefrom or relating hereto (whether arising in tort, contract or otherwise), shall be governed by and construed in accordance with the laws of the State of New York, without regard to its otherwise applicable principles of conflicts of laws. The provisions of this Intercreditor Agreement and other agreements and documents referred to herein are to be deemed severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect. Each party hereto irrevocably consents to the jurisdiction of the state or federal courts located in the State of New York or of the Borough of Manhattan, in the City of New York, in the State of New York, in any and all actions and proceedings whether arising hereunder or under any other agreement or undertaking. EACH PARTY HERETO HEREBY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION COMMENCED BY OR AGAINST ANY SENIOR CREDITOR WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO.

15.Two or more duplicate originals, as well as counterparts, of this Intercreditor Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. Signature delivered by electronic mail, facsimile or other electronic transmission shall bind the parties hereto.

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EXHIBIT G

Form of Subordination Agreement

See attached.

Execution Version

SUBORDINATION AND INTERCREDITOR AGREEMENT

THIS SUBORDINATION AND INTERCREDITOR AGREEMENT (this “Agreement”) is entered into as of April 13, 2026 by and among:

G-III LEATHER FASHIONS, INC., a New York corporation, and G-III APPAREL CANADA, ULC, a Canada unlimited liability corporation (collectively, the “Licensee”);

H HALSTON IP, LLC, a Delaware limited liability company (the “Licensor”); and

SMITHLINE FAMILY TRUST II, in its capacity as collateral agent under and pursuant to the Security Agreement (as hereinafter defined) (in such capacitys, together with its successors and permitted assigns in such capacities, the “Collateral Agent”).

BACKGROUND:

A.Pursuant to that certain Securities Purchase Agreement, dated as of the date hereof (as amended, supplemented, restated or otherwise modified and in effect from time to time, the “Purchase Agreement”), among XCEL BRANDS, INC., as Issuer (the “Issuer”), each purchaser identified on the signature pages attached thereto (the “Purchasers”) and the Collateral Agent, the Purchasers have agreed to advance money to the Issuer evidenced by 12.5% Senior Secured Notes due April 13, 2027 in an aggregate principal amount of up to $3,005,780.35 (the “Notes”). The repayment of the SFT Indebtedness (as defined herein) is secured by, among other things, security interests in and Liens on substantially all of the assets of the Issuer and the Subsidiary Guarantors (as defined herein; such assets, collectively, the “SFT Collateral”) pursuant to certain collateral documents in favor of the Collateral Agent for the benefit of the Purchasers (together with the Collateral Agent, the “SFT Secured Parties”), including that certain Security Agreement, dated as of the date hereof (the “Security Agreement”), by and among the Issuer, the Licensor, certain direct and indirect subsidiaries of the Issuer party thereto (the Licensor and such subsidiaries, collectively, the “Subsidiary Guarantors”) and the Collateral Agent, which documents, together with Purchase Agreement and the other collateral and transaction documents executed and delivered in connection with the Purchase Agreement (each as may be amended, supplemented, restated or otherwise modified and in effect from time to time), are referred to herein as the “Transaction Documents”.

B.Pursuant to that certain 2023 Halston-G-III License Agreement, dated as of May 15, 2023 (as amended pursuant to that certain Amendment No. 1 to the 2023 Halston-G-III License Agreement, that certain Amendment No. 2 to 2023 Halston-G-III License Agreement, and as further amended through the date hereof and as hereafter amended, supplemented, restated or otherwise modified in accordance with its terms, the “License Agreement”), the Licensee licenses the Trademarks (as defined in the License Agreement). In order to secure the obligations of the Licensor to the Licensee under the License Agreement, the Licensor granted the Licensee a Lien in certain assets of the Licensor as set forth in Section 11.1 of the License Agreement.

C.As an inducement to and as one of the conditions precedent to the agreement of the Collateral Agent and the Purchasers to enter into the Purchase Agreement, the Collateral Agent and other SFT Secured Parties have required the execution and delivery of this Agreement by the Licensee and the Licensor in order to set forth the relative rights and Lien priorities of the Collateral Agent and the Licensee under the Transaction Documents and the License Agreement.

NOW, THEREFORE, in order to induce the Collateral Agent and the Purchasers to enter into the Purchase Agreement and to advance money under the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1.Definitions. The following terms shall have the following meanings in this Agreement:

“Bankruptcy Code” means Chapter 11 of Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.

“Collateral Agent” has the meaning set forth in the Preamble to this Agreement.

“Enforcement Action” means (a) the taking by the Collateral Agent of any action to enforce or realize upon any Lien, including the institution of any judicial or nonjudicial foreclosure proceedings, on the Halston Collateral; (b) the exercise by the Collateral Agent of any right or remedy provided to a secured creditor on account of a Lien on the Halston Collateral under any of the Transaction Documents, under applicable law, in a Proceeding or otherwise; (c) the appointment on the application of the Collateral Agent of a receiver, interim receiver, receiver and manager, trustee, monitor or Person having similar duties of all or part of the Halston Collateral; (d) the sale, lease, license, or other disposition of all or any portion of the Halston Collateral by private or public sale conducted by the Collateral Agent or any other means at the direction of the Collateral Agent permissible under applicable law; (e) the exercise of any other right of a secured creditor under Part 6 of Article 9 of the Uniform Commercial Code or under provisions of similar effect under other applicable law in respect of the Halston Collateral; and (f) instituting any action or proceeding to effect any of the foregoing. For the avoidance of doubt, the Collateral Agent may (x) accelerate the maturity of the SFT Obligations, or (y) commence an action to collect the SFT Obligations, and take any of the actions described in clauses (a) through (f) above with respect to (i) the equity interest of the Licensor or (ii) any other SFT Collateral other than the Halston Collateral, each of which shall not constitute an Enforcement Action hereunder.

“Halston Brand” means the brand of products and services developed and marketed by the Licensee, its affiliates or sublicensees under the Halston Name pursuant to the License Agreement.

“Halston Brand Trademarks” means all trademarks, service marks, trade names, logos, commercial symbols and all other source indicators, whether registered or unregistered, authorized by the Licensor now and in the future for use in connection with the Halston Brand.

“Halston Collateral” means the (i) Trademarks (as defined in the License Agreement as in effect on the date hereof), all other Halston Brand Trademarks, if any and all other collateral described in Section 11.1 of the License Agreement, but for the avoidance of doubt does not include (and the Licensee acknowledges and agrees that its Lien does not encumber) (i) royalties, fees, income or other payments paid or payable by the Licensee to the Licensor under the License Agreement or any cash held by the Licensor (except to the extent constituting identifiable proceeds (as defined in the UCC) of the sale of any Halston Collateral to a third-party) or (ii) SFT Collateral which does not constitute Halston Collateral.

“Halston Name” means the name “Halston” and all derivations and combinations thereof, and all names and initials associated therewith or related thereto, including, without limitation, the name “Roy Frowick” and the initial “H.”

“License Agreement Obligations” means the Licensor’s obligations, covenants and agreements contained in the License Agreement, including, without limitation, the Licensor’s obligation to honor the Licensee Purchase Option (if exercised) and the Licensor’s expense reimbursement obligations thereunder.

“Lien” means, with respect to any asset, any mortgage, deed of trust, security interest, charge, pledge, hypothecation, assignment, attachment, deposit arrangement, encumbrance, lien (statutory, judgment or otherwise), or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale) or other title retention agreement, any capitalized lease, any synthetic lease, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of the foregoing.

“Notes” has the meaning set forth in the Preamble to this Agreement.

“Obligors” means, collectively, the Issuer, the Subsidiary Guarantors and any other Person which now or hereafter guaranties, or grants a security interest or Lien in any of its assets as collateral for, all or any part of the SFT Obligations.

“Payment in Full” means with respect to the SFT Obligations, (i) the payment in full in cash of all outstanding SFT Obligations (excluding (A) contingent indemnification and expense reimbursement obligations with respect to then unknown and unanticipated claims and (B) contingent indemnification or expense reimbursement obligations with respect to known or anticipated claims (which are provided for in clause (ii)), (ii) with respect to contingent indemnification and expense reimbursement obligations with respect to known or anticipated claims, the provision of cash collateral in an amount reasonably determined by the Collateral Agent, and (iii) the termination of the Transaction Documents (including any Refinancing Transaction Documents). The term “Paid in Full” shall have a correlative meaning.

“Person” means any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

“Proceeding” means any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

“Purchasers” has the meaning set forth in the Recitals to this Agreement.

“Purchase Agreement” has the meaning set forth in the Recitals to this Agreement.

“Refinancing Transaction Documents” means any financing documentation that replaces the Transaction Documents and pursuant to which the SFT Obligations under the Transaction Documents are refinanced, as such financing documentation may be amended, supplemented or otherwise modified from time to time.

“Security Agreement” has the meaning set forth in the Preamble to this Agreement.

“SFT Collateral” has the meaning set forth in the Recitals to this Agreement.

“SFT Indebtedness” means all obligations, liabilities and indebtedness of every nature of the Obligors from time to time owed to the Collateral Agent and the Purchasers under the Transaction Documents, including, without limitations, the Obligations (as that term is defined in the Security Agreement), whether before or after the filing of a Proceeding under the Bankruptcy Code together with (a) any amendments, modifications, renewals, or extensions thereof and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest comprises part of an allowed claim.

“SFT Obligations” means all SFT Indebtedness, and any obligations under the Transaction Documents or Refinancing Transaction Documents.

“SFT Secured Parties” has the meaning set forth in the Recitals to this Agreement.

“Subsidiary Guarantors” has the meaning set forth in the Preamble to this Agreement.

“Transaction Documents” has the meaning set forth in the Recitals to this Agreement.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided that to the extent that the Uniform Commercial Code is used to define any term in any security document and such term is defined differently in differing Articles of the Uniform Commercial Code, the definition of such term contained in Article 9 shall govern; provided, further, that, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, publication, or priority of, or remedies with respect to, Liens of any party is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Uniform Commercial Code” will mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions related to such provisions.

2.Subordination.

2.1Subordination of Lien Securing SFT Obligations. Notwithstanding (i) the date, time, method, manner, or order of grant, attachment, or perfection of any Liens granted to the Collateral Agent or the Licensee in respect of all or any portion of the Halston Collateral, (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of the Collateral Agent or the Licensee in any Halston Collateral, or (iii) any provision of the UCC, any other applicable law, any of the Transaction Documents or the License Agreement, the Licensee and the Collateral Agent hereby agree that:

(a)any Lien in respect of all or any portion of the Halston Collateral now or hereafter held by or on behalf of the Collateral Agent that secures all or any portion of the SFT Obligations, shall in all respects be junior and subordinate to all Liens granted to the Licensee in the Halston Collateral to secure all or any portion of the License Agreement Obligations, and

(b)any Lien in respect of all or any portion of the Halston Collateral now or hereafter held by or on behalf of the Licensee that secures all or any portion of the License Agreement Obligations shall in all respects be senior and prior to all Liens granted to the Collateral Agent in the Halston Collateral to secure all or any portion of the SFT Obligations.

The Lien subordination provisions contained herein relate solely to the priority of Liens granted to the Collateral Agent in the Halston Collateral and shall apply notwithstanding any failure by the Collateral Agent or the Licensee to perfect its security interest in the Halston Collateral or any avoidance, invalidation, priming or subordination by any third party or court of competent jurisdiction of the security interests in the Halston Collateral granted to the Collateral Agent or the Licensee.

2.2Nothing in Section 2.1 shall prohibit, shall be deemed to prohibit, or be construed to prohibit, payments by the Licensor, any other Subsidiary Guarantor or the Issuer to the Collateral Agent or SFT Secured Parties in connection with amounts owed to the Collateral Agent or any other SFT Secured Parties under the Transaction Documents. The Licensor, other Subsidiary Guarantors or the Issuer may pay to the Collateral Agent or any SFT Secured Parties, and the Collateral Agent and any SFT Secured Parties may accept and receive on account of the SFT Obligations, any and all payments made by the Licensor to the Collateral Agent or SFT Secured Parties on account of the SFT Obligations.

2.3SFT Obligations Standstill Provisions. Until the License Agreement Obligations have been satisfied in full and the License Agreement has been terminated, the Collateral Agent shall not, without the prior written consent of the Licensee, take any Enforcement Action with respect to the Halston Collateral or the Collateral Agent’s Lien on the Halston Collateral. Notwithstanding the foregoing, the Collateral Agent may file proofs of claim against the Obligors in any Proceeding involving the Obligors.

2.4No New Licensee Liens; Agreement Not to Contest Liens. Until the SFT Obligations have been Paid in Full, the Obligors shall not grant to the Licensee, and the Licensee shall not take, any Lien, security interest, other collateral or credit support of any kind, nature, or description as security for the License Agreement Obligations, except as provided in the License Agreement as in effect on the date hereof, and except any Lien on any other Halston Brand Trademarks. Notwithstanding the foregoing, in the event that the Licensee ever does hold any such Lien, security interest, collateral or credit support (other than as provided in the License Agreement as in effect as of the date hereof, and other than any Lien on any other Halston Brand Trademarks), all such Liens and security interests of the Licensee in the SFT Collateral (other than the Halston Collateral) shall be and hereby are subordinated for all purposes and in all respects to the Liens and security interests of the Collateral Agent in the SFT Collateral, regardless of the time, manner, or order of perfection of any such Liens and security interests. The Collateral Agent agrees that it will not at any time contest the validity, perfection, priority or enforceability of the License Agreement Obligations or the Liens and security interests of the Licensee in the Halston Collateral. Notwithstanding any provisions in the License Agreement prohibiting the Licensor granting Liens in the Halston Collateral, the Licensee hereby (i) acknowledges and agrees that the Licensor has granted a Lien in and to the Halston Collateral to the Collateral Agent on behalf of the SFT Secured Parties; and (ii) hereby consents to the Licensor granting and the Collateral Agent taking Liens in the Halston Collateral under the terms hereof. The Licensee agrees that it will not at any time contest the validity, perfection or enforceability of the Liens and security interest in any portion of the Halston Collateral or the SFT Collateral securing the SFT Obligations, other than in connection with or with respect to any Liens or security interests in the Halston Collateral that have been released, terminated or discharged pursuant to Section 2.6.

2.5Sale, Transfer or other Disposition of SFT Obligations. The subordination effected hereby shall survive any sale, assignment, pledge, disposition, or other transfer of all or any portion of the SFT Obligations, and the terms of this Agreement shall be binding upon the successors and permitted assigns of the Collateral Agent, as provided in Section 8 hereof.

2.6Release of Certain Security Interests upon Exercise of Licensee Purchase Option. The Collateral Agent acknowledges and agrees that, upon the Licensee’s exercise of the Licensee Purchase Option (as defined in the License Agreement as in effect on the date hereof) in accordance with and subject to the terms and conditions of the License Agreement, as in effect on the date hereof, all Liens and security interests of the Collateral Agent and any SFT Secured Party in the Halston Collateral shall be deemed unconditionally, irrevocably and automatically released, terminated and forever discharged without the need for further action from any party. The Collateral Agent hereby agrees to duly execute, acknowledge, procure and deliver on its behalf and on behalf of the SFT Secured Parties any further documents, agreements and instruments in form and substance reasonably acceptable to the Licensee and take such other actions as the Licensee may reasonable request to evidence, effect or reflect on public record such release, termination and discharge of such Liens and security interests pursuant to this Section 2.6.

3.Representations and Warranties. The Licensee hereby represents and warrants to the Collateral Agent that (a) the Licensee has the power and authority to enter into, execute, deliver, and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (b) the execution of this Agreement by the Licensee will not violate or conflict with the organizational documents of the Licensee, any material agreement binding upon the Licensee or any law, regulation or order or require any consent or approval which has not been obtained; and (c) this Agreement is the legal, valid, and binding obligation of the Licensee, enforceable against the Licensee in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles. The Collateral Agent hereby represents and warrants to the Licensee that (a) the Collateral Agent has the power and authority to enter into, execute, deliver, and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (b) the execution of this Agreement by the Collateral Agent will not violate or conflict with the organizational documents of the Collateral Agent, any material agreement binding upon the Collateral Agent or any law, regulation or order or require any consent or approval which has not been obtained; and (c) this Agreement is the legal, valid, and binding obligation of the Collateral Agent, enforceable against the Collateral Agent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles.

4.Modification. Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by the Collateral Agent and the Licensee, and then such modification, waiver, or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

5.Further Assurances. Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.

6.Notices. Unless otherwise specifically provided herein, any notice delivered under this Agreement shall be in writing addressed to the respective party as set forth below and may be personally served, sent via e-mail or other electronic transmission, or sent by overnight courier service or certified or registered United States mail and shall be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered electronically, on the date of transmission if transmitted on a business day before 4:00 p.m. (prevailing eastern time) or, if not, on the next succeeding business day; (c) if delivered by overnight courier, one business day after delivery to such courier properly addressed; or (d) if by United States mail, four business days after deposit in the United States mail, postage prepaid and properly addressed, as follows:

If to the Licensee:

G-III Leather Fashions, Inc.

512 Seventh Avenue

New York, New York 10018

Attention: CFO

E-mail: nealn@g-iii.com

With a copy to:

G-III Leather Fashions, Inc.

512 Seventh Avenue

New York, New York 10018

Attn: Legal Department

E-mail: legal@g-iii.com

If to the Licensor:

H Halston IP, LLC

c/o Xcel Brands, Inc.

1333 Broadway, 10th Floor

New York, New York 10018

Attn: Licensing or CFO

E-mail: sburroughs@xcelbrands.com

With a copy to:

Blank Rome LLP

1271 Avenue of the Americas

New York, New York 10020

Attention: Robert Mittman and Scott R. Smith

E-mail: robert.mittman@blankrome.com and scott.smith@blankrome.com

If to the Collateral Agent:

4 Puritan Road

Rye, New York 10580

Attention: William Smithline

Email: ws@centrecourtam.com

or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 7.

7.Successors and Assigns. This Agreement shall inure to the benefit of the respective successors and assigns of, and shall be binding upon the respective successors and assigns of, the Collateral Agent, the Licensee, the Licensor and the Obligors. To the extent permitted under the Transaction Documents, (i) the Collateral Agent may, from time to time, without notice to the Licensee, resign and a successor Collateral Agent may be appointed in its place, and (ii) each SFT Secured Party may, from time to time, without notice to the Licensee, assign or transfer any or all of the SFT Obligations or any interest therein to any Person and, notwithstanding any such succession, assignment or transfer, or any subsequent succession, assignment or transfer, the SFT Obligations shall, subject to the terms hereof, be and remain SFT Obligations for purposes of this Agreement, and every successor, permitted assignee or transferee of any of the SFT Obligations or of any interest therein shall, to the extent of the interest of such successor, permitted assignee or transferee in the SFT Obligations, be bound by, and be entitled to rely upon and be the third party beneficiary of, the terms of this Agreement and shall be subject to, and entitled to enforce, the terms and provisions hereof to the same extent as if such successor, assignee or transferee were initially a party hereto.

8.Conflict. In the event of any conflict between any term, covenant, or condition of this Agreement and any term, covenant or condition of any of the Transaction Documents or the License Agreement, the provisions of this Agreement shall control and govern.

9.Headings. The section headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

10.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Any signature delivered by a party by facsimile or other electronic transmission (including email transmission of a PDF image) shall be deemed to be an original signature hereto.

11.Severability. In the event that any provision of this Agreement is deemed to be invalid, illegal, or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality, and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent required by law so as most fully to achieve the intention of this Agreement.

12.Continuation of Subordination; Termination of Agreement. This Agreement shall remain in full force and effect until the earlier of (a) the Payment in Full of the SFT Obligations and (b) the satisfaction in full of the License Agreement Obligations and the termination of the License Agreement.

13.Applicable Law. This Agreement shall be governed by and shall be construed and enforced in accordance with the law of the State of New York.

14.Consent to Jurisdiction. EACH OF THE PARTIES HERETO HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, THE CITY OF NEW YORK IN THE STATE OF NEW YORK, OR IN THE EVENT OF THE COMMENCEMENT BY ANY OBLIGOR OF A PROCEEDING, THE APPLICABLE COURT PRESIDING OVER THE SUBJECT PROCEEDING, AND IRREVOCABLY AGREES THAT, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH OF THE PARTIES HERETO EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH OF THE PARTIES HERETO HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREE THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON THEM BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO THE PARTIES HERETO AT THEIR RESPECTIVE ADDRESSES SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

15.Waiver of Jury Trial. THE PARTIES HERETO HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF THE PARTIES HERETO WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH

KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

[SIGNATURE PAGES FOLLOW]

EXHIBIT H

Form of Intellectual Property Security Agreement

See attached.

Execution Version

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This Intellectual Property Security Agreement (this “IP Security Agreement”) dated as of April 13, 2026, is made and entered into by and among the entities signatory hereto (collectively, the “Grantors” and each, individually, a “Grantor”), and Smithline Family Trust II, as collateral agent (the “Collateral Agent”) on behalf of the holders from time to time of the 12.5% Senior Secured Notes due April 13, 2027 in aggregate principal amount of up to $3,005,780.35 (the “Notes”) issued by of Xcel Brands, Inc., a Delaware corporation (the “Company”) pursuant to the Securities Purchase Agreement (as defined below).

WHEREAS, in connection with that certain Securities Purchase Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”), among the Company, the purchasers party thereto listed on the signature pages thereof (the “Purchasers”), the Company and the Collateral Agent entered into that certain Security Agreement dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”);

WHEREAS, under the terms of the Security Agreement, the Grantors have granted to the Collateral Agent a security interest in, among other assets of the Grantors, all Intellectual Property (as defined in the Security Agreement) of the Grantors, and the Grantors have agreed to execute this IP Security Agreement for recording with the United States Patent and Trademark Office

NOW, THEREFORE, for good and valuable consideration, both the receipt and sufficiency of which are hereby acknowledged, the Grantors hereby agrees as follows:

Section 1.Definitions. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Security Agreement. The following terms have the meanings set forth below:

(a)	“Trademarks” means the trademarks, trademark registrations and applications listed on Schedule A;
(b)	“Patents” means the patents and patent applications listed on Schedule B; and
(c)	“Copyrights” means the copyright registrations listed on Schedule C.

Section 2.Grant of Security.

(a)	Each Grantor hereby grants to the Collateral Agent a security interest in all of such Grantor’s right, title and interest in and to the following (the “Collateral”):
(i)	the Trademarks listed on Schedule A hereto;
(ii)	the Patents listed on Schedule B hereto;
(iii)	the Copyrights listed on Schedule C hereto; and

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(iv)	all rights and interests of such Grantor in and under any licenses relating to Intellectual Property.

For the avoidance of doubt, the Intellectual Property subject to the security interest granted herein includes all Intellectual Property of each Grantor as defined in the Security Agreement, including any Intellectual Property arising under the laws of jurisdictions outside of the United States, whether or not listed on any Schedule hereto. Schedules A, B and C are included solely for purposes of recording such security interest with the United States Patent and Trademark Office and the United States Copyright Office. To the extent not otherwise included, all proceeds of each of the foregoing and all accessions to, substitutions and replacements for and rents, profits and products of each of the foregoing shall constitute Collateral.

Notwithstanding the foregoing, the Collateral shall not include:

(i)

any intent-to-use application for a Trademark to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use application under applicable law, any intent-to-use application for a Trademark to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use application under applicable law; provided, however, that upon the filing of a statement of use, amendment to allege use, or registration of such Trademark, such Trademark shall automatically be included in the Collateral, and the applicable Grantor shall take such actions as may be required under Section 6 with respect thereto; provided further that the foregoing exclusion is solely to the extent required to preserve the validity of such intent-to-use application and shall not be construed to limit the scope of the Collateral otherwise; and

(ii)

any contractual obligation entered into by a Grantor to the extent that such Grantor is prohibited by applicable law or the terms of such contractual obligation from granting a security interest therein without the consent of any third party (which consent has not been obtained); provided, however, that any proceeds, payment streams, revenues and other economic value arising under or in connection with such contractual obligation shall constitute Collateral

For the avoidance of doubt, the inclusion or omission of any Intellectual Property on any Schedule hereto shall not limit the scope of the Collateral, which includes all Intellectual Property of each Grantor as defined in the Security Agreement.

Section 3.Security for Obligations. The grant of the security in the Collateral by the Grantors interest described in Section 2 secures the prompt and complete payment and performance when due of all of the Obligations, whether direct or indirect, now existing or hereafter arising, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, guarantee obligations, indemnifications, contract causes of action, costs, expenses, or otherwise.

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Section 4.Recordation. Each Grantor shall be responsible for the preparation, execution and filing of this IP Security Agreement, and any short-form intellectual property security agreements or other confirmatory instruments, with the United States Patent and Trademark Office, the United States Copyright Office, in each case as necessary to record and give notice of the security interest granted herein. Each Grantor shall take all actions reasonably requested by the Collateral Agent to effect such recordation promptly following the date hereof.

Section 5.Grants, Rights and Remedies. This IP Security Agreement has been entered into in connection with the Security Agreement. Each Grantor acknowledges and confirms that the grant of the security interest, and the rights and remedies of the Collateral Agent with respect to the Collateral are more fully set forth in the Security Agreement.

Section 6.Future Acquisitions. Each Grantor represents and warrants that the Intellectual Property under its name on Schedules A, B and C attached hereto sets forth any and all Intellectual Property of such Grantor that is registered or the subject of applications for registration with the United States Patent and Trademark Office or the United States Copyright Office, as applicable. Each Grantor shall provide prompt written notice of no less than five (5) Business Days before filing any additional applications for registration of Intellectual Property or of any additional Intellectual Property that becomes registered within five (5) Business Days of such registration after the date hereof. Each Grantor shall, upon request of the Collateral Agent, execute and deliver such additional intellectual property security agreements, short-form security agreements or other confirmatory instruments, in form reasonably satisfactory to the Collateral Agent, as may be necessary or desirable to record the security interest granted herein with respect to any Intellectual Property hereafter acquired, registered or applied for (“Future IP”), with the United States Patent and Trademark Office or the United States Copyright Office. Each Grantor further hereby authorizes the Collateral Agent to unilaterally modify this IP Security Agreement by amending Schedules A, B or C to include any Future IP or applications therefor of such Grantor. Notwithstanding the foregoing, no failure to do so modify this IP Security Agreement or amend Schedules A, B or C shall in any way affect, invalidate or detract from Collateral Agent continuing security interest in all Collateral, whether or not listed on any schedule. Each Grantor shall be responsible for causing the security interest in any Future IP to be recorded in the United States Patent and Trademark Office, the United States Copyright Office or other applicable filing offices, as appropriate, and shall execute and deliver such documents and take such actions as may be necessary to effect such recordation promptly following the acquisition or registration thereof.

Section 7.Maintenance of Intellectual Property. Each Grantor shall, at its sole cost and expense, (i) maintain all Intellectual Property, including by filing all necessary renewal, maintenance and other filings with respect to such Intellectual Property, (ii) pay all fees and expenses required to maintain such Intellectual Property, and (iii) take all commercially reasonable actions to preserve and protect the validity and enforceability of such Intellectual Property.

Section 8.Enforcement of Intellectual Property. Each Grantor shall diligently enforce its rights in any Intellectual Property against any infringement, misappropriation or other violation and shall take all actions necessary to preserve the value of such Intellectual Property, including by bringing or defending actions as appropriate. Each Grantor shall promptly notify the Collateral Agent in writing of any material infringement, misappropriation or other violation of such Intellectual Property and of any claims asserted by any third party with respect thereto. No Grantor

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shall settle, compromise or otherwise resolve any such claim or permit such Intellectual Property to be abandoned, dedicated to the public or otherwise impaired in any material respect without the prior written consent of the Collateral Agent (not to be unreasonably withheld), except in the ordinary course of business. Following the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right, but not the obligation, to (i) enforce any Intellectual Property in the name of any Grantor or otherwise, (ii) take control of any such enforcement actions, and (iii) exercise any rights of any Grantor with respect thereto, and each Grantor shall cooperate fully with the Collateral Agent in connection therewith.

Section 9.Step-in Rights. Following the occurrence and during the continuance of an Event of Default (as defined in the Note), the Collateral Agent shall have the right, but not the obligation, to (i) take control of the prosecution, maintenance and enforcement of each Grantor’s rights to its Intellectual Property, (ii) make filings and pay fees necessary to maintain such Intellectual Property, and (iii) exercise any rights of the Grantors with respect to the use, licensing or disposition of the Intellectual Property, in each case to the extent permitted under the Security Agreement and any applicable Intercreditor Agreement, and each Grantor shall cooperate fully with the Collateral Agent in connection therewith.

Section 10.Remedies. If there occurs an Event of Default, the Collateral Agent shall be entitled to exercise any and all remedies available to the Collateral Agent under the Security Agreement for the benefit of the Secured Party.

(a)	Remedies Limitation. Notwithstanding anything to the contrary herein, until the Obligations have been paid in full in cash, the exercise of remedies with respect to the Collateral shall be subject to the terms of the Intercreditor Agreement. Without limiting the foregoing, no secured party other than the Collateral Agent shall be entitled to exercise remedies with respect to the Intellectual Property except as expressly permitted under the Intercreditor Agreement(s).

Section 11.Term of Agreement. This IP Security Agreement shall terminate on the date on which all Obligations under the Transaction Documents have been paid in full. Upon termination of this IP Security Agreement, the Collateral Agent shall promptly execute such documents or instruments and take such further actions as any Grantor may reasonably request for the purposes of releasing the security interests granted herein. Any Grantor may file any terminations with any applicable office upon such termination date.

Section 12.Miscellaneous. Section 19 of the Security Agreement is hereby incorporated herein by reference as if fully set forth herein, mutatis mutandis.

Section 13.Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this IP Agreement Security shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

Section 14.Execution in Counterparts. This IP Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.